EXHIBIT 4.3
                                            FORM OF SALE AND SERVICING AGREEMENT

                          SALE AND SERVICING AGREEMENT

                       Dated as of _____________________

                                     Among

                       _______________ TRUST ___________

                                    (Issuer)

                             ______________________
                                   (Servicer)

                       RESIDENTIAL ASSET FUNDING CORPORATION

                                  (Depositor)

                                      and

                _______________________________________________
                    (Indenture Trustee and Co-Owner Trustee)

                       _______________ Trust ___________

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     This   Sale   and    Servicing    Agreement   is   entered   into   as   of
____________________,  among  _________________  TRUST ____________,  a Delaware business  trust (the "Issuer" or the "Trust"),  [____________________________]),
as  Servicer   (the   "Servicer"),   RESIDENTIAL ASSET FUNDING CORPORATION,   a
_______________,    corporation,    as   Depositor   (the   "Depositor"),    and
____________________________________________,  as Indenture Trustee on behalf of the Noteholders (in such capacity, the "Indenture Trustee"), and as Co-Owner Trustee on behalf of the Certificateholders (in such capacity, the "Co-Owner Trustee")

                             PRELIMINARY STATEMENT

     WHEREAS, the Issuer desires to purchase a pool of Loans which were originated or purchased by the Servicer in its ordinary course of business and subsequently conveyed by the Servicer to the Depositor;

     WHEREAS, the Depositor is willing to sell such Loans to the Issuer; and

     WHEREAS, the Servicer is willing to service such Loans in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article I. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     Accepted Servicing Procedures: Servicing procedures that meet at least the same standards the Servicer would follow in servicing first, second and third lien residential mortgage loans such as the Loans held for its own account, giving due consideration to standards of practice of prudent mortgage lenders and loan servicers that originate and service mortgage loans comparable to the Loans and to the reliance placed by the Securityholders on the Servicer for the servicing of the Loans but without regard to:

          (i) any relationship that the Servicer, any Subservicer or any affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

          (ii) the ownership of any Securities by the Servicer or any affiliate of the Servicer;

          (iii) the Servicer's obligation to make Servicing Advances; or

          (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder with respect to any particular transaction.

     Accrual  Period:   With  respect  to  each  Class  of  Notes  for  a  given
Distribution Date, the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months.

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     Addition  Notice:  For any date  during the  Pre-Funding  Period,  a notice
(which shall be in writing) given to the Rating Agencies, the Owner Trustee, the Co-Owner Trustee and the Indenture Trustee pursuant to Section 2.7.

     Adjustable Rate Loan: Each Loan identified on the Loan Schedule as having an adjustable Loan Interest Rate.

     Aggregate Note Principal Balance: With respect to any Distribution Date, the aggregate of the Class Principal Balances of the Notes.

     Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     Allocable Loss Amount: With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on such Distribution Date) over
(b) the sum of the Pool Principal Balance and the Pre-Funded Amount as of the end of the immediately preceding Due Period.

     Allocable Loss Amount Priority: With respect to any Distribution Date, sequentially, to the Class B Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero.

     Appraised Value: The appraised value of any Mortgaged Property, based upon the appraisal made at the time the related Loan is originated.

     Assignment of Mortgage: With respect to each Loan secured by a Mortgage, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the related Loan which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

     Available Collection Amount: With respect to any Distribution Date, an amount equal to the sum of: (i) all amounts received on the Loans or required to be paid by the Servicer or the Depositor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account pursuant to Section 5.1(b)(1) and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account pursuant to
Section 5.1(b)(3)) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code; (ii) with respect to the final Distribution Date or an early redemption or termination of the Securities pursuant to Section 11.2, the Termination Price; (iii) the Purchase Price paid for any Loans required to be purchased and the Substitution Adjustment, if any, required to be deposited in the Collection Account in connection with any substitution, in each case pursuant to Section 3.5 and prior to the related Determination Date and (iv) the Capitalized Interest Requirement, if any, with respect to such Distribution Date.

     Available Distribution Amount: With respect to any Distribution Date, the Available Collection Amount, minus the amount required to be paid from the Note Distribution Account pursuant to Section 5.1(c)(i), plus, if applicable, the amount of any Pre-Funding Earnings for the related Due Period and, on the Distribution Date relating to the Due Period in which the termination of the Pre-Funding Period occurred, the amount on deposit in the Pre-Funding Account at such time.


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     Balloon Loan: A Loan with a final Monthly Payment that is greater than five
(5) times any other Monthly Payment.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

     Call Option Date: The first Distribution Date on which the Majority Residual Interest Holders are able to cause an optional termination of the Issuer pursuant to Section 11.2.

     Capitalized Interest Account: The account designated as such, established and maintained pursuant to Section 5.6.

     Capitalized Interest Requirement: With respect to the Distribution Date in ___________, (A) the product of (a) a fraction, the numerator of which is the Pre-Funding Amount on the Closing Date and the denominator of which is the sum of the Pre-Funding Amount on the Closing Date and the Original Pool Principal Balance and (b) the aggregate amount of interest accrued on each Class of Notes for the related Accrual Periods minus (B) in the case of any Subsequent Loan transferred to the Issuer during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period and minus (C) any Pre-Funding Earnings for the related Due Period.

     With respect to the Distribution Date in _________________, (A) the product of (a) a fraction, the numerator of which is the Pre-Funding Amount on the first day of the related Due Period and the denominator of which is the sum of the Pre-Funding Amount on the first day of the related Due Period and the Pool Principal Balance on the first day of the related Due Period and (b) the percentage equivalent of fraction the numerator of which is the aggregate amount of interest accrued on each Class of Notes for the related Accrual Period minus
(B) any Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Loan transferred to the Issuer during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Distribution Date in _________________, (A) the product of (a) the Pre-Funding Amount on the first day of the related Due Period the denominator of which is the sum of the Pre-Funding Amount on the first day of the related Due Period and the Pool Principal Balance on the first day of the related Due Period and (b) the aggregate amount of interest accrued on each Class of Notes for the related Accrual Period minus (B) any Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Loan transferred to the Issuer during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     Certificate: Any Residual Interest Instrument issued pursuant to the Trust Agreement.

     Certificate Distribution Account: The Account established and maintained pursuant to Section 5.2.

     Certificateholder: A holder of any Certificate.

     Class: With respect to the Notes, all Notes bearing the same Class designation.

     Class A Excess Spread Distribution Amount: With respect to any Distribution Date, the least of (i) the excess of (x) the Class Principal Balance of all Senior Notes (after giving effect to all distributions


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pursuant to Section  5.1(d)) over (y) the Senior Optimal  Principal  Balance for such Distribution Date, (ii) the Overcollateralization Deficiency Amount for such Distribution Date, and (iii) the Excess Spread for such Distribution Date.

     Class A Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the Regular Principal Distribution Amount and (ii) the excess of (x) the aggregate Class Principal Balance of all Senior Notes (prior to giving effect to distributions on such Distribution Date, other than any distributions in respect of the Pre-Funded Amount on the Distribution Date on which a Pre-Funding Pro Rata Distribution Trigger has occurred) over (y) the Senior Optimal Principal Balance for such Distribution Date.

     Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class M-1 Note, Class M-2 Note and Class B Note: The respective meanings assigned thereto in the Indenture.

     Class B Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date, the excess of (A) the Class B Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Noteholders' Interest Carry-Forward Amount for such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

     Class B Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Class B Notes, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class B Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Class B Noteholders' Monthly Interest Distributable Amount: With respect to any Distribution Date and the Class B Notes, the aggregate amount of thirty (30) days' accrued interest at the Class B Note Interest Rate on the sum of the (i) Class Principal Balance of the Class B Notes immediately preceding such Distribution Date and (ii) any Class B Noteholders' Interest Carry-Forward Amount remaining outstanding for such Distribution Date.

     Class Factor: With respect to each Class and any date of determination, the then applicable Class Principal Balance of such Class divided by the Original Class Principal Balance thereof.

     Class M-1 Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Class M-1 Notes, the excess of (A) the Class M-1 Noteholders' Monthly Interest Distributable Amount for the preceding
Distribution Date and any outstanding Class M-1 Noteholders' Interest Carry-Forward Amount for such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

     Class M-1 Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Class M-1 Notes, the sum of the Class M-1 Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class M-1 Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Class M-1 Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date and the Class M-1 Notes, the aggregate amount of thirty (30) days' accrued interest at the Class M-1 Note Interest Rate on the sum of (i) the Class Principal Balance of the Class M-1 Notes immediately preceding such Distribution Date and (ii) any Class M-1 Noteholders' Interest Carry-Forward Amount remaining outstanding for such Distribution Date.


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     Class M-1 Optimal Principal Balance:  With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes prior to such determination) and (ii) the greater of (x) the sum of (1) __% of the Pool
Principal  Balance  as  of  the  preceding   Determination   Date  and  (2)  the
Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) ____% of the Maximum Collateral Amount; provided however, that the Class M-1 Optimal Principal Balance shall never be less than zero or greater than the Original Class Principal Balance of the Class M-1 Notes.

     Class M-2 Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Class M-2 Notes, the excess of (A) the Class M-2 Noteholders' Monthly Interest Distributable Amount for the preceding
Distribution Date and any outstanding Class M-2 Noteholders' Interest Carry-Forward Amount for such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

     Class M-2 Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Class M-2 Notes, the sum of the Class M-2 Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class M-2 Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Class M-2 Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date and the Class M-2 Notes, the aggregate amount of thirty (30) days' accrued interest at the Class M-2 Note Interest Rate on the sum of (i) the Class Principal Balance of the Class M-2 Notes immediately preceding such Distribution Date and (ii) any Class M-2 Noteholders' Interest Carry-Forward Amount remaining outstanding for such Distribution Date.

     Class M-2 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes prior to such determination) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balance of the Class M-1 Notes prior to such determination) and (ii) the greater of (x) the sum of (1) ___% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (without giving effect to the proviso in the definition thereof) and (y) ____% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-2 Notes.

     Class Principal Balance: With respect to each Class and as of any date of determination, the Original Class Principal Balance of such Class reduced by the sum of (i) all amounts previously distributed in respect of principal of such Class on all previous Distribution Dates and (ii) with respect to the Class M-1, Class M-2 and the Class B Notes, all Allocable Loss Amounts applied in reduction of principal of such Class on all previous Distribution Dates.

     Closing Date: ___________________________.

     Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.


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     Collection Account:  The account established and maintained by the Servicer in accordance with Section 5.1.

     Combination Loan: A loan, the proceeds of which were used by the Mortgagor in combination to finance property improvements and for debt consolidation or other purposes.

     Combined Loan-to-Value Ratio or CLTV: The sum of (x) any outstanding first mortgage balance as of the date of origination of the related Mortgage plus (y) Principal Balance as of the Cut-Off Date, divided by the Appraised Value of such Mortgaged Property.

     Commission: The Securities and Exchange Commission.

     Co-Owner Trustee: _____________________________________, in its capacity as the Co-Owner Trustee under the Trust Agreement acting on behalf of the Certificateholders, or any successor co-owner trustee under the Trust Agreement.

     Cram Down Losses: With respect to any Loan, the reduction to the related Loan Balance and/or the amount by which the installment of interest due on the related Due Date under the terms of such Loan has been reduced as a result of a reduction in the related Loan Interest Rate, in each case resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

     Custodial Agreement: The custodial agreement dated as of ____________________by and among the Depositor, _________, as servicer, the Indenture Trustee, and ________________________, as the Custodian providing for the retention of the Indenture Trustee's Loan Files by the Custodian on behalf of the Indenture Trustee.

     Custodian: Any custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, which shall not be affiliated with the Servicer, the Depositor or any Subservicer. ____________________________________ shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

     Cut-Off Date: With respect to the Initial Loans, the close of business on ________________________. With respect to any Subsequent Loan, the close of business on the date designated as such in the related Subsequent Transfer Agreement.

     Debt Consolidation Loan: A loan, the proceeds of which were primarily used by the related Mortgagor for debt consolidation purposes or purposes other than to finance property improvements.

     Debt Instrument: The note or other evidence of indebtedness evidencing the indebtedness of an Mortgagor under a Loan.

     Defaulted Loan: With respect to any date of determination, any Loan, including without limitation any Liquidated Loan, incident to foreclosure, default or imminent default.

     Defective Loan: As defined in Section 3.5 hereof.

     Delinquent: A Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is scheduled to be paid. A Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in


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which a payment  was due on the 31st day of such  month) then on the last day of such immediately succeeding month. The determination of whether a Loan is "60 days Delinquent," "90 days Delinquent", etc., shall be done in like manner.

     Delivery: When used with respect to Trust Account Property means:

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any securities issued by the U.S. Treasury, FNMA or FHLMC that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and


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     (c)  with  respect  to any  item  of  Trust  Account  Property  that  is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     Determination Date: With respect to any Distribution Date, the fourteenth calendar day of the month in which such Distribution Date occurs or if such day is not a Business Day, the immediately preceding Business Day.

     Distribution Date: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following such day, commencing in __________________.

     Distribution Statement: As defined in Section 6.1.

     DTC: The Depository Trust Company.

     Due Date: The day of the month on which the Monthly Payment is due from the Mortgagor on a Loan.

     Due Period: With respect to any Determination Date or Distribution Date, the calendar month immediately preceding the month in which such Determination Date or Distribution Date occurs, as the case may be.

     Eligible  Account:  At any time, an account which is any of the  following:
(i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories, or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution or trust company shall have capital and surplus of not less than $____________________; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Notes, as evidenced in writing by such Rating Agency. (Each reference in this definition of "Eligible Account" to the Rating Agency shall be construed as a reference to ____________________ or ____________________.)

     Eligible Servicer: A Person who is qualified to act as Servicer of the Loans under applicable federal and state laws and regulations.

     Event of Default: As described in Section 10.1.

     Excess Spread: With respect to any Distribution Date, the excess of (a) the Available Distribution Amount over (b) the Regular Distribution Amount.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Loan Mortgage Corporation and any successor thereto.

     FICO Score: The credit evaluation scoring methodology developed by Fair, Isaac and Company.

     Fidelity Bond: As described in Section 4.3.

     [Fitch: Fitch Investors Service, L.P. or any successor thereto.]

     Fixed Rate Loan: Each Loan identified on the Loan Schedule as bearing a fixed Loan Interest Rate.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     Foreclosure Property: Any real property securing a Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Loan.

     Gross Margin: As to each Adjustable Rate Loan, the fixed percentage set forth in the related Debt Instrument and indicated in the Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Interest Adjustment Date to determine (subject to rounding, any applicable statutory maximum interest rate, the Periodic Rate Caps, the Lifetime Floor and the Lifetime Cap) the Mortgage Interest Rate on such Loan until the next Interest Adjustment Date.

     HUD: The United States Department of Housing and Urban Development and any successor thereto.

     Indenture: The Indenture, dated as of _______________________, between the Issuer and the Indenture Trustee.

     Indenture  Trustee:   ____________________________________,   as  Indenture
Trustee under the Indenture and this Agreement acting on behalf of the Noteholders, or any successor indenture trustee under the Indenture or this Agreement.

         Indenture Trustee Fee: The annual fee payable to the Indenture Trustee, calculated and payable monthly on each Distribution Date pursuant to Section 5.1(c)(i), equal to the per annum percentage of _____ percent of the Pool Principal Balance as of the first day of the immediately preceding Due Period.

     Indenture Trustee's Loan File: As defined in Section 2.5(a).

     Independent: When used with respect to any specified Person, such Person that (i) is in fact independent of the Servicer, the Depositor or any of their respective affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Servicer, the Depositor or any of their respective affiliates and (iii) is not connected with any of the Servicer, the Depositor or any of their respective affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of ______________, the Servicer, the Depositor or any of their respective affiliates merely because such Person is the beneficial owner of ________% or less of any class of securities issued by ______________, the Servicer, the Depositor or any of their respective affiliates, as the case may be.

     Independent Accountants: A firm of nationally recognized certified public accountants which is Independent.

     Index: The LIBOR Index.

     Insurance Proceeds: With respect to any Loan, the proceeds paid to the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or Foreclosure Property or any other insurance policy that relates to a Loan, net of any expenses that are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with customary mortgage loan servicing procedures applicable to the respective loan type, including Debt Consolidation Loans and Combination Loans.

     Interest Adjustment Date: With respect to any Adjustable Rate Loan, the date on which the Loan Interest Rate is or may be adjusted with respect to such Loan.

     LIBOR Index: The London Interbank Offered Rate for six month U.S. dollar deposits either as announced by the Federal National Mortgage Association and available as of the date 45 days before each Interest Adjustment Date or as published in The Wall Street Journal generally on a day of the month preceding the month of the Interest Adjustment Date.

     Lien: A security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Mortgaged Property by operation of law as a result of any act or omission by the related Mortgagor.

     Lifetime Cap: As to any Adjustable Rate Loan, the maximum Loan Interest Rate set forth in the related Debt Instrument and indicated in the Loan Schedule.

     Lifetime Floor: As to any Adjustable Rate Loan, the minimum Loan Interest Rate set forth in the related Debt Instrument and indicated in the Loan Schedule.

     Liquidated Loan: With respect to any date of determination, any Loan or Foreclosure Property in respect of a Loan as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such Loan or the related Foreclosure Property; provided that, in any event, such Loan or the related
Foreclosure Property shall be deemed uncollectible and therefore deemed a Liquidated Loan upon the earliest of: (a) the liquidation of the related Foreclosure Property, (b) the determination by the Servicer in accordance with customary servicing practices that no further amounts are collectible from the Loan and any related Mortgaged Property, or (c) the date on which any portion of a Monthly Payment on any Loan is in excess of 180 consecutive days past due.

     Liquidation Proceeds: With respect to a Liquidated Loan, any cash amounts received in connection with the liquidation of such Liquidated Loan, whether through trustee's sale, foreclosure sale or other disposition, and any other amounts required to be deposited in the Collection Account pursuant to Section
4.2 or Section 4.4, in each case other than Insurance Proceeds and Released Mortgaged Property Proceeds.

     Loan: Any Debt Consolidation Loan or Combination Loan identified as sold to the Issuer by virtue of its inclusion on the Loan Schedule. As applicable, a Loan shall be deemed to refer to the related Debt Instrument, Mortgage and any related Foreclosure Property. The term "Loan" includes any Subsequent Loan on and after the date it becomes a Subsequent Loan.

     Loan Interest Rate: With respect to each Fixed Rate Loan, the fixed annual rate of interest borne by a Debt Instrument, as shown on the related Loan Schedule as the same may be modified by the Servicer in accordance with Section 4.1(c). With respect to each Adjustable Rate Loan, subject to applicable Periodic Rate Cap, the Lifetime Cap and the Lifetime Floor, the related Index plus the applicable Gross Margin, as shown by the related Loan Schedule as the same may be modified by the Servicer in accordance with Section 4.1(c).

     Loan Pool: The pool of Loans.

     Loan Sale Agreement: The loan sale agreement between _________, as seller and the Depositor, as purchaser, dated as of _______________________________.

     Loan Schedule: The schedule of Loans attached hereto as Exhibit A and provided to the Indenture Trustee in computer readable form in a format acceptable to the Indenture Trustee, as amended or supplemented from time to time, such schedule identifying each Loan by address (including the related state and Zip code) of the related Mortgaged Property, if any, and the name(s) of each Mortgagor and setting forth as to each Loan the following information:
(i) the Principal Balance as of the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) the Due Date, (v) whether such Loan is a Fixed Rate Loan or an Adjustable Rate Loan, (vi) for each Fixed Rate Loan, the Loan Interest Rate and for each Adjustable Rate Loan, the Gross Margin, (vii) the first date on which a Monthly Payment is due under the related Debt Instrument, (viii) the Monthly Payment, (ix) the maturity date of the related Debt Instrument, and (x) the remaining number of months to maturity as of the Cut-Off Date.

     Loss Reimbursement Deficiency: With respect to any Distribution Date and the Class M-1 Notes, Class M-2 Notes or Class B Notes, the amount of Allocable Loss Amounts applied to the reduction of the Class Principal Balance of such
Class and not reimbursed pursuant to Section 5.1(d)(viii) as of such Distribution Date plus interest accrued thereon during the related Accrual Period at the related Note Interest Rate.

     Mandatory Redemption Date: The Distribution Date immediately following the end of the Pre-Funding Period.

     Majority Securityholders: The holder or holders of in excess of 50% of the Class Principal Balance of all Classes of Notes.

     Majority Residual Interest Holders: The holder or holders of in excess of 50% Percentage Interest of the Residual Interests.

     Maximum Collateral Amount: The sum of the Original Pool Principal Balance and the Principal Balances of all Subsequent Loans transferred to the Issuer on or prior to the applicable Cut-Off Date.

     Mezzanine Notes: The Class M-1 Notes and Class M-2 Notes.

     Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Loan, as set forth in the related Debt Instrument.

     [Moody's: Moody's Investment Service, Inc. or any successor thereto.]

     Mortgage: The mortgage, deed of trust or other security instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Debt Instrument which evidences a secured Loan.

     Mortgagor: The obligor on a Debt Instrument.

     Mortgaged Property: The real property encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Loan.

     Mortgaged Property States: Each state in which any Mortgaged Property securing a Loan is located as set forth in the Loan Schedule.

     Net Delinquency Calculation Amount: With respect to any Distribution Date, beginning with the sixth Distribution Date, the excess, if any, of (x) the product of 2.5 and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Distribution Dates.

     Net Liquidation Proceeds: With respect to any Distribution Date, any cash amounts received from Liquidated Loans during the related Due Period, whether through trustee's sale, foreclosure sale, disposition of Mortgaged Properties or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties relating to Defaulted Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances (including Nonrecoverable Servicing Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Loans or Foreclosure Property pursuant to Sections 4.2 and Section 4.4.

     Net Loan Losses: On each Distribution Date, the sum of

     (a) with respect to the Loans that become Liquidated Loans during the immediately preceding Due Period, an amount (but not less than zero) determined as of the related Determination Date equal to:

     (i) the aggregate uncollected Principal Balances of such Liquidated Loans as of the last day of such Due Period and without the application of any amounts included in clause (ii) below, minus

     (ii) the aggregate amount of any recoveries attributable to principal from whatever source received during any Due Period, with respect to such Liquidated Loans, including any Due Period subsequent to the Due Period wherein such Loan became a Liquidated Loan, and including without limitation any Net Liquidation Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any payments from the related Mortgagor and any payments made pursuant to Section 3.5, less the amount of any expenses incurred in connection with such recoveries; and

     (b) the aggregate Cram Down Losses during the related Due Period.

     Net Loan Rate: With respect to each Loan, the related Loan Interest Rate, less the rate at which the Servicing Fee is calculated.

     Nonrecoverable Servicing Advance: (A) Any Servicing Advance previously made and not reimbursed from late collections, Liquidation Proceeds, Insurance Proceeds, Post Liquidation Proceeds or the Released Mortgaged Property Proceeds, or (B) a Servicing Advance proposed to be made in respect of a Loan or Foreclosure Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Indenture Trustee would not be ultimately recoverable.

     Note: Any of the Senior Notes, the Class M-1 Notes, the Class M-2 Notes and the Class B Notes.

     Note Distribution Account: The account established and maintained pursuant to Section 5.1(a)(2).

     Noteholder: A holder of a Note.

     Noteholders' Interest Distributable Amount: With respect to any Distribution Date, the sum of the Senior Noteholders' Interest Distributable Amount, the Class M-1 Noteholders' Interest Distributable Amount, the Class M-2 Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount for such Distribution Date.

     Note Interest Rate: With respect to each Class of Notes and any Distribution Date, the per annum rate of interest payable to the holders of such Class of Notes. The Note Interest Rates with respect to the Classes of Notes are as follows: Class A-1: ____%; Class A-2: ____%; Class A-3: ____%; Class A-4:
____%; Class M-1: ____%; Class M-2: ____%; and Class B: ____%.

     Officer's Certificate: A certificate delivered to the Indenture Trustee or the Issuer signed by the President or a Vice President or an Assistant Vice President of the Servicer or the Depositor, in each case, as required by this Agreement.

     Optional Principal Balance: With respect to the Senior Notes, the Senior Optimal Principal Balance; with respect to the Class M-1 Notes, the Class M-2 Notes and the Class B Notes, the Class M-1 Optimal Principal Balance and the Class B Optimal Principal Balance respectively.

     Original Class Principal Balance: With respect to the Classes of Notes, as follows: Class A-1: $__________; Class A-2: $__________; Class A-3: $__________;
Class A-4:  $__________;  Class M-1: $__________;  Class M-2:  $__________;  and
Class B: $_________.

     Original  Pool  Principal  Balance:  $_____________,   which  is  the  Pool
Principal Balance as of the initial Cut-Off Date.

     Original Pre-Funded Amount: $_____________.

     Overcollateralization Amount: With respect to any Distribution Date, the amount equal to the excess of (A) the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the preceding Due Period, over (B) the aggregate of the Class Principal Balances of the Notes (after giving effect to all distributions to be made to the Noteholders and the holders of the Residual Interest Instruments on such Distribution Date).

     Overcollateralization Deficiency Amount: With respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount (such Overcollateralization Amount to be calculated after giving effect to all (distributions to be made to the Noteholders and the holders of the Residual Interest Instruments on such Distribution Date).

     Overcollateralization Target Amount: (A) With respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of (x) 7% of the Maximum Collateral Amount and (y) the Net Delinquency Calculation Amount; (B) with respect to any other Distribution Date, an amount equal to the greater of (x) 14% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount shall in no event be less than 0.50% of the Maximum Collateral Amount.

     Ownership Interest: As to any Security, any ownership or security interest in such Security, including any interest in such Security as the holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Owner Trustee: _______________________________, as owner trustee under the Trust Agreement, and any successor owner trustee under the Trust Agreement.

     Owner Trustee Fee: The annual fee of $_______________, payable in equal monthly installments to the Servicer who shall in turn pay such $_______________ to the Owner Trustee on the Distribution Date occurring in September each year during the term of this Agreement commencing in ________________________; provided, however, that the initial Owner Trustee Fee shall be paid by the Depositor on the Closing Date.

     Percentage Interest: As defined in the Trust Agreement.

     Periodic Rate Cap: With respect to any Adjustable Rate Loan the periodic rate cap set forth in the Debt Instrument related thereto.

     Permitted Investments: Each of the following:

          (a) obligations of, or guaranteed as to principal and interest by, the
     United  States  or  any  agency  or   instrumentality   thereof  when  such
     obligations are backed by the full faith and credit of the United States;

          (b) a repurchase agreement that satisfies the following criteria: (1) must be between the Indenture Trustee and either (a) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest categories for long-term unsecured debt obligations by at least one Rating Agency, or (b) banks rated in one of the two highest categories for long-term unsecured debt obligations by at least one Rating Agency; and (2) the written repurchase agreement must include the following: (a) securities that are acceptable for transfer and are either (I) direct U.S. government obligations, or (II) obligations of a federal agency that are backed by the full faith and credit of the U.S. government, or FNMA or FHLMC; (b) a term no greater than 60 days for any repurchase transaction; (c) the collateral must be delivered to the Indenture Trustee or a third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneous with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least ______% of the amount of cash transferred by the Indenture Trustee under the repurchase agreement and if the value of the securities held as collateral declines to an amount below _______% of the cash transferred by the Indenture Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Indenture Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least _____% of the cash transferred by the Indenture Trustee under such repurchase agreement;

          (c) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Indenture Trustee; provided that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by at least one Rating Agency in one of its two highest long-term rating categories;

          (d) deposits, including deposits with the Indenture Trustee, that are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

          (e) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate affiliates of the Indenture Trustee, which at the date of acquisition is rated by at least one Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

          (f) debt obligations rated by at least one Rating Agency at the time at which the investment is made in its highest long-term rating category (or those investments specified in (3) above with depository institutions which have debt obligations rated by at least one Rating Agency in one of its two highest long-term rating categories);

          (g) money market funds which are rated by at least one Rating Agency at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or

          (h) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency at the time at which the investment is made;

provided, however, that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than _____% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any loans repurchased after the end of a Due Period and prior to the following Determination Date shall be deemed to have been repurchased during such Due Period.

     Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to each of ___________________ and
______________________.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Property: As defined in the definition of "Delivery" above.

     Pool Principal Balance: With respect to any date of determination, the aggregate Principal Balances of the Loans as of the end of the preceding Due Period, provided, however, that the Pool Principal Balance as of the end of the Due Period relating to the Distribution Date on which the Termination Price is to be paid will be deemed to have been equal to zero as of such date.

     Post Liquidation Proceeds: As defined in Section 4.2(b).

     Pre-Funded Percentage: With respect to any Class of Notes and a Distribution Date, the percentage obtained from the fraction, the numerator of which is the Class Principal Balance of such Class of Notes on the Closing Date and the denominator of which is the aggregate of the Class Principal Balances for all Classes of Notes as of the Closing Date.

     Pre-Funding Account: The account created and maintained by the Indenture Trustee pursuant to Section 5.5.

     Pre-Funding Amount: With respect to any date, the amount on deposit in the Pre-Funding Account (net of any Pre-Funding Earnings).

     Pre-Funding Earnings: With respect to the Distribution Date in _______________, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from _______________________ through and including ______________________. With respect to the Distribution Date in _____________________, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from ___________________________ through and including _________________________
(which amount shall be available on __________________________). With respect to the Distribution Date in _______________________________, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from ______________________ through and including _____________________
(which amount shall be available on _______________________).

     Pre-Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any Pre-Funding Earnings) is less than $________________, (ii) the date on which any Event of Default relating to the Servicer occurs and (iii) ________________________.

     Pre-Funding Pro Rata Distribution Trigger: With respect to the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, a Pre-Funding Pro Rata Distribution Trigger will be deemed to have occurred if, at such time, the Pre-Funded Amount was greater than or equal to $__________________.

     Principal Balance: With respect to any Loan or related Foreclosure Property, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Loan as of the Cut-Off Date and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any Net Loan Losses pursuant to clause
(B) thereof with respect thereto for any Defaulted Loan which relates to such Due Period), without giving effect to amounts received in respect of such Loan or related Foreclosure Property after such Due Period; provided, however, that any Loan that became a Liquidated Loan during the preceding Due Period shall have a Principal Balance of zero. With respect to any Distribution Date, any Loans repurchased in the month following the end of the related Due Period but prior to the Determination Date in such month shall be deemed to have been repurchased during such related Due Period.

     Principal Prepayment: With respect to any Loan and any Due Period, any principal amount received on a Loan in excess of the principal portion of the Monthly Payment due in such Due Period.

     Property: The property (real, personal or mixed) encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Loan.

     Prospectus Supplement: The Prospectus Supplement dated ___________________ relating to the Securities and filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)2 or 424(b)5.

     Purchase Price: As defined in Section 3.5.

     Qualified Substitute Loan: A home loan or home loans substituted for a Defective Loan pursuant to Section 2.6 or Section 3.5, which (i) is a Fixed Rate Loan if the related Defective Loan is a Fixed Rate Loan, (ii) has or have an interest rate or rates of not less than two percentage points fewer and not more than two percentage points greater than the Loan Interest Rate for the Defective Loan, (iii) matures or mature not more than two years later than and not more than two years earlier than the Defective Loan (provided, however, that no such Qualified Substitute Loan shall mature later than the latest maturing Loan held by the Issuer as of the Closing Date), (iv) has or have a principal balance or principal balances

(after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Defective Loan as of such date, (v) has or have a lien priority equal or superior to that of the Defective Loan, (vi) has or have a borrower with a comparable credit grade classification to the credit grade classification of the borrower with respect to the Deleted Loans, including a FICO Score that is no more than 10 points below that of such Deleted Loan; (vii) has a first payment date within 30 days of its transfer to the Issuer; and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.4 and is or are not more than 29 days delinquent as of the date of substitution for such Deleted Loan, including, without limitation, satisfaction of the conditions set forth in Section 3.4(af) as not constituting a "real estate mortgage" if the related Defective Loan did not constitute a "real estate mortgage". For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Loans pursuant to Section 2.6 or Section 3.5 are in fact "Qualified Substitute Loans" as provided above, the criteria specified in clauses (i) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (e.g. so long as the weighted average Loan Interest Rate of any loans proposed to be substituted is not less than two percentage points fewer than and not more than two percentage points greater than the Loan Interest Rate for the designated Deleted Loan or Loans, the requirements of clause (ii) above would be deemed satisfied).

     Rating Agencies: Any and all of (i) [Fitch] or (ii) [Moody's.] If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall have been given to the Indenture Trustee, the Issuer and the Servicer.

     Ratings: The ratings initially assigned to the Notes by the Rating Agencies, as evidenced by letters from the Rating Agencies.

     Record Date: With respect to each Distribution Date (other than the first Distribution Date), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and, with respect to the first Distribution Date, the Closing Date.

     Regular Distribution Amount: With respect to any Distribution Date, the lesser of (a) the Available Distribution Amount and (b) the sum of (i) the Noteholders' Interest Distribution Amount, (ii) the Regular Principal Distribution Amount and (iii) if such Distribution Date relates to the Due Period in which the Pre-Funding Period ended and at the termination of such Pre-Funding Period a Pre-Funding Pro Rata Distribution Trigger had occurred, the amount on deposit in the Pre-Funding Account on such date.

     Regular Principal Distribution Amount: On each Distribution Date, an amount equal to the lesser of:

     (a) the aggregate of the Class Principal Balances of the Classes of Notes immediately prior to such Distribution Date; and

     (b) the sum of (i) each scheduled payment of principal actually collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period,
(iv) that portion of the Purchase Price, received on or after the second preceding Determination Date and prior to the immediately preceding Determination Date, that represents principal of the related Repurchased Loan,
(v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) if such Distribution Date relates to the Due Period in which the Pre-Funding Period ended and at the termination of such Pre-Funding Period a Pre-Funding Pro Rata Distribution Trigger had not occurred, the amount on deposit in the Pre-Funding Account on such date and (vii) on the Distribution Date on which the Issuer is to be dissolved pursuant to Section 11.2, that portion of the Termination Price to be applied to the payment of principal of the Securities.

     Released Mortgaged Property Proceeds: With respect to any secured Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which in either case are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Procedures and this Agreement.

     Remittance Date: The 20th day of each month, or if such 20th day is not a Business Day, the first Business Day immediately following such day, commencing in ____________.

     Repurchased  Loan:  Any Loan that has been  repurchased  pursuant to clause
(ii) of the fourth sentence of Section 3.5(a).

     Residual Interests: Each instrument that represents (i) the right to receive distributions from the Certificate Distribution Account pursuant to this Agreement, the Indenture and the Trust Agreement on each Distribution Date together with (ii) certain other rights to receive amounts hereunder and under the Trust Agreement.

     Responsible Officer: When used with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Issuer, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and this Agreement on behalf of the Issuer. When used with respect to the Depositor, the Servicer, or the Custodian, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     Securities: Collectively, the Notes and the Certificates.

     Securityholder: Collectively, any holder of a Note or a Certificate.

     Senior Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Classes of Senior Notes, the excess of (A) the Senior Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Senior Noteholders' Interest Carry-Forward Amount for such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

     Senior Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Classes of Senior Notes, the sum of the Senior Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Senior Noteholders' Interest Carry-Forward Amount for such Distribution Date.

     Senior Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date and the Classes of Senior Notes, the aggregate amount of interest accrued during the related Accrual Period at the respective Note Interest Rates on the sum of (i) the Class Principal Balance of such Class immediately preceding such Distribution Date and (ii) any Senior Noteholders' Interest Carry-Forward Amount with respect to such Class remaining outstanding for such Distribution Date.

     Senior Notes: The Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     Senior Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution Date, an amount equal to the Pool Principal Balance as of the preceding Determination Date minus the greater of (a) the sum of (1) ________% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (without giving effect to the proviso in the definition thereof) and (b) ________% of the Maximum Collateral Amount; provided, however, that the Senior Optimal Principal Balance shall never be less than zero or greater than the aggregate Note Principal Balance of the Senior Notes as of the Closing Date.

     Series or Series ______:  First Union Home Loan Asset Backed Notes,  Series
_______.

     Servicer:   ______________________,   in  its   capacity  as  the  servicer
hereunder, or any successor appointed as herein provided.

     Servicer's Fiscal Year: January 1st through December 31st of each year.

     Servicer's Loan Files: In respect of each Loan, all documents customarily included in the servicer's loan file for the related type of Loan in accordance with the servicing standard set forth in Section 4.1.

     Servicer's  Monthly  Remittance  Report:  The monthly  report  described in
Section 6.1(a).

     Servicing Advances: Subject to Section 4.1(b), all reasonable, customary and necessary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations pursuant to Section 4.2, (iii) the conservation, management and sale or other disposition of a Foreclosure Property pursuant to Section 4.4,
(iv) the preservation of the security for a Loan if any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien pursuant to Section 4.1(b); provided, however, that such Servicing Advances are reimbursable to the Servicer on account of late collections as set forth in Section 5.1(b)(3)(iii) or, to the extent that such Servicing Advances constitute Nonrecoverable Servicing Advances, from any amounts on deposit in the Collection Account.

     Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.1 and Section 7.3.

     Servicing Fee: As to each Loan (including any Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Loan), the fee payable monthly to the Servicer on each Distribution Date, which shall be the product of 1.00% (100 basis points) and the Principal Balance of such Loan as of the beginning of the immediately preceding Due Period, divided by 12. The Servicing Fee includes any servicing fees owed or payable to any Subservicer which fees shall be paid from the Servicing Fee.

     Servicing Officer: Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, to the Issuer and the Indenture Trustee, on behalf of the Securityholders, as such list may from time to time be amended.

     Six-Month Rolling Delinquency Average: With respect to any Distribution Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Loans (without duplication) that are 60 or more days Delinquent, in foreclosure or Foreclosure Property as of the end of such Due Period.

     Spread Deferral Period: The period beginning on the Closing Date and ending as soon as Excess Spread in an amount equal to $____________________ Loan been deposited in the Certificate Distribution Account for distribution to holders of the Residual Interests..

     Stepdown Date: The first Distribution Date occurring after September 2000 as to which all of the following conditions exist:

          (a) the Pool Principal Balance has been reduced to an amount less than or equal to 50% of the Maximum Collateral Amount;

          (b) the Net Delinquency Calculation Amount is less than _____% of the Maximum Collateral Amount; and

          (c) the aggregate Class Principal Balance of the Senior Notes (after giving effect to distributions of principal on such Distribution Date) will be reduced on such Distribution Date (such determination to be made by the Indenture Trustee prior to making actual distributions on such Distribution
     Date) to the excess of (i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) the sum of (1) _________% of the Pool Principal Balance as of the preceding Determination Date and
     (2) the Overcollateralization Target Amount for such Distribution Date (such Overcollateralization Target Amount to be calculated for this purpose without giving effect to the proviso in the definition thereof and rather calculated pursuant only to clause (B) in the definition thereof) and (b) ___________% of the Maximum Collateral Amount.

     Subsequent Cut-Off Date Deposit: With respect to any Subsequent Transfer Date and any Subsequent Loan transferred to the Issuer during any month which does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Loan Balance of such Subsequent Loan on the related Cut-Off Date and (b) one-twelfth of the Net Loan Rate on such Subsequent Loan.

     Subsequent Loans: The Loans sold to the Issuer pursuant to Section 2.7 and the related Subsequent Transfer Agreement, which shall be listed on the loan schedule attached to such Subsequent Transfer Agreement.

     Subsequent Transfer Agreement: Each Subsequent Transfer Agreement executed by the Owner Trustee, Indenture Trustee and the Depositor substantially in the form in Exhibit E hereto, by which Subsequent Loans are sold and assigned to the Issuer; provided, however, that in no event shall there be more than three (3) such Subsequent Transfer Agreements.

     Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement.

     Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who is an Eligible Servicer and who satisfies any requirements set forth in Section 4.6(a) in respect of the qualifications of a Subservicer.

     Subservicing Account: An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

     Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Loans as provided in Section 4.6(a), copies of which shall be made available, along with any modifications thereto, to the Issuer and the Indenture Trustee.

     Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.6 or Section 3.5, the amount, if any, by which (a) the sum of the aggregate Principal Balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Loans as of the date of substitution plus any accrued and unpaid interest thereon to the date of substitution, is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Defective Loans.

     Superior Lien: With respect to any Loan that is secured by a lien other than a first priority lien, the mortgage loan(s) relating to the corresponding Mortgaged Property having a superior priority lien.

     Termination Price: As of any date of determination, an amount without duplication equal to the sum of (i) the then outstanding Principal Balances of the Loans plus all accrued and unpaid interest thereon, (ii) any Trust Fees and Expenses due and unpaid on such date and (iii) any unreimbursed Servicing Advances or any Nonrecoverable Servicing Advances.

     Depositor: Residential Asset Funding Corporation, in its capacity as the Depositor hereunder.

     Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in any Trust Account and all proceeds of the foregoing.

     Trust Accounts: The Note Distribution Account, the Certificate Distribution Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account.

     Trust Agreement: The Trust Agreement dated as of ______________________, among the Depositor, the Co-Owner Trustee and the Owner Trustee.

     Trust Estate: The assets subject to this Agreement, the Trust Agreement and the Indenture and assigned to the Trust, which assets consist of: (i) such Loans as from time to time are subject to this Agreement as listed in the Loan Schedule, as the same may be amended or supplemented from time to time including the addition of Subsequent Loans, the removal of Deleted Loans and the addition of Qualified Substitute Loans, together with the Servicer's Loan Files and the Indenture Trustee's Loan Files relating thereto and all proceeds thereof, (ii) all payments in respect of interest received with respect to the Loans on or after the Cut-Off Date and all payments received with respect to principal, on or after the Cut-Off Date, (iii) such assets as from time to time are identified as Foreclosure Property, (iv) such assets and funds as are from time to time are deposited in the Collection Account, the Note Distribution Account and the Certificate Distribution Account, including amounts on deposit in such accounts which are invested in Permitted Investments, (v) the Issuer's rights under all insurance policies with respect to the Loans and any Insurance Proceeds, (vi) Net Liquidation Proceeds, Post Liquidation Proceeds and Released Mortgaged Property Proceeds, and (vii) all right, title and interest of the Servicer and the Depositor in and to the rights and obligations of any Subservicer, pursuant to any Subservicing Agreement.

     Trust Fees and Expenses: As of each Distribution Date, an amount equal to the Servicing Compensation, the Indenture Trustee Fee and the Owner Trustee Fee.

     Underwriter: _____________________________________________.

     Underwriting Guidelines: The underwriting guidelines of the Servicer a copy of which is attached as an exhibit to the Loan Purchase Agreement.

     Uninsured Cause: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement.

     Section 1.02 Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                            CONVEYANCE OF THE LOANS

     Section 2.01 Conveyance of the Loans.

     (a) As of the Closing Date, in consideration of the Issuer's delivery upon the order of the Depositor, of the Notes and Residual Interest Instruments to the Depositor or its designee, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate. The foregoing sale, transfer, assignment, set over and conveyance does not and is not intended to result in a creation or an assumption by the Issuer of any obligation of the Depositor or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto except as specifically set forth herein.

     (b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged to the Indenture Trustee the Trust Estate and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused to be authenticated and delivered the Notes to the Depositor or its designee, upon the order of the Issuer. In addition, concurrently with such delivery and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Depositor, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused to be authenticated and delivered upon the order of the Depositor the Residual Interests to the Depositor or its designee.

     Section 2.02 Intended Characterization; Grant of Security Interest.

     (a) It is the intention of the parties hereto that the conveyance by the Depositor of the Trust Estate to the Issuer shall constitute a purchase and sale of such Trust Estate and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted and hereby, does grant to the Issuer, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Estate to secure a loan in an amount equal to the purchase price of the Loans.

     (b) The Depositor and the Servicer shall take no action inconsistent with the Issuer's ownership of the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Loan and the assets in the Trust Estate are held by the Issuer. In addition, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that ownership of such Loan or other Trust Estate asset is held by the Issuer.

     Section 2.02 Ownership and Possession of Indenture Trustee's Loan Files.

     Upon the issuance of the Securities, with respect to the Loans, the ownership of each Debt Instrument, the related Mortgage and the contents of the related Servicer's Loan File and the Indenture Trustee's Loan File shall be vested in the Owner Trustee and the Co-Owner Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders, although possession of the Servicer's Loan Files (other than items required to be maintained in the Indenture Trustee's Loan Files) on behalf of and for the benefit of the Securityholders shall remain with the Servicer, and the Custodian shall take possession of the Indenture Trustee's Loan Files as contemplated in
Section 2.6.

     Section 2.04 Books and Records.

     The sale of each Loan shall be reflected on the Depositor's balance sheets and other financial statements as a sale of assets by the Depositor under generally accepted accounting principles ("GAAP"). The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Owner Trustee and the Co-Owner Trustee for the benefit of the Securityholders and the pledge of each Loan to the Indenture Trustee for the benefit of the Noteholders. The Custodian, pursuant to the terms of the Custodial Agreement, shall hold the Indenture Trustee's Loan Files and maintain books and records for the Loans which shall be clearly marked to reflect the ownership of each Loan by the Issuer for the benefit of the Securityholders and the pledge of each Loan to the Indenture Trustee for the benefit of the Noteholders.

     It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Loans and the other property specified in Section 2.1(a) from the Depositor to the Issuer and such property shall not be property of the Depositor. If the assignment and transfer of the Loans and the other property specified in Section 2.1(a) to the Issuer pursuant to this Agreement or the conveyance of the Loans or any of such other property to the Issuer is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Issuer a first priority security interest in the entire right, title and interest of the Depositor in and to the Loans and all other property conveyed to the Issuer pursuant to Section 2.1(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. Within five days after the Closing Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Issuer as "secured party" and describing the Loans and such other assets being sold by the Depositor to the Issuer with the office of the Secretary of State of the state in which the principal place of business of the Depositor is located.

     Section 2.05 Delivery of Loan Documents.

     (a) With respect to each Loan, on the Closing Date the Depositor has delivered or caused to be delivered to the Custodian as the designated agent of the Indenture Trustee each of the following documents (collectively, the "Indenture Trustee's Loan Files"):

          (i) The original Debt Instrument, endorsed by _________ in blank with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Loan to ______

          (ii) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Depositor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Depositor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor, to be a true and complete copy of the original power of attorney submitted for recording);

          (iii) The original executed Assignment of Mortgage, acceptable for recording except with respect to any currently unavailable recording information, from the Depositor to the Indenture Trustee in blank;

          (iv) The original initial Assignment of Mortgage and any original intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Loan to the Depositor (or, if any such Assignment of Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment of Mortgage certified by a Responsible Officer of the Depositor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Assignment of Mortgage submitted for recording); and

          (v) the original, or a copy certified by the Depositor to be a true and correct copy of the original, of each assumption, modification, written assurance or substitution agreement, if any.

     (b) With respect to any Mortgage referred to in Section 2.5(a)(ii) as to which the original Mortgage is not available as of the Closing Date or the Subsequent Transfer Date, as the case may be, and with respect to any Assignment of Mortgage referred to in Section 2.5(a)(iii) or Section 2.5(a)(iv) as to which the original Assignment of Mortgage is not available as of the Closing Date or the Subsequent Transfer Date, as the case may be, the Depositor shall deliver, prior to the Closing Date or the Subsequent Transfer Date, as the case may be, a copy of such Mortgage or such Assignment of Mortgage, as the case may be, certified by the Depositor to be a true and correct copy, to the Indenture Trustee and shall also deliver the original Mortgage, or where the original Mortgage is unavailable a copy thereof certified by the applicable public recording office, and the original Assignment of Mortgage, or where the original Assignment of Mortgage is unavailable a copy thereof certified by the applicable public recording office, to the Indenture Trustee within five Business Days of receipt thereof by the Depositor but in no event later than 360 days following the date of origination of the related Loan or the date of such Assignment of Mortgage to the Depositor. The failure of the Depositor to deliver to the Indenture Trustee (x) any original Mortgage under Section 2.5(a)(ii) (or where the original is unavailable a copy thereof certified by the applicable public recording office), or (y) any original Assignment of Mortgage under Section 2.5(a)(iii) and (iv) (or where the original is unavailable a copy thereof certified by the applicable public recording office), shall not be deemed a breach of this Agreement for any purpose whatsoever until the expiration of such 360 day period.

     The Depositor shall promptly (and in no event later than 35 Business Days following the Closing Date and each Subsequent Transfer Date) submit for recording, at the Depositor's expense, in the appropriate public office for real property records, each original Assignment of Mortgage referred to in Section 2.5(a)(iii), as well as each original Assignment of Mortgage referred to in
Section 2.5(a)(iv) that was not previously submitted for recording; provided, however, that Assignments of Mortgage shall not be required to be submitted for recording with respect to any Loan if the Indenture Trustee and each of the Rating Agencies shall have received an opinion of counsel satisfactory to the Indenture Trustee and each of the Rating Agencies, stating that, in such counsel's opinion, the failure to record such Assignment of Mortgage shall not have a material adverse effect on the security interest of the Indenture Trustee in the Mortgage. With respect to any original Assignment of Mortgage referred to in Section 2.5(a)(iii) as to which the related recording information is unavailable within five Business Days following the Closing Date or Subsequent Transfer Date, as the case may be, such original Assignment of Mortgage shall be submitted for recording within five Business Days after receipt of such information (or any longer period as approved by the Indenture Trustee in writing with respect to specific Loans upon the request of the

Depositor  pursuant to an Officer's  Certificate  in  accordance  with  Accepted
Servicing Procedures stating the amount of time generally required by the applicable recording office to record and return such documents submitted for recordation) after the Closing Date or Subsequent Transfer Date. The Depositor shall deliver each recorded Assignment of Mortgage referred to in Section 2.5(a)(iii) or, where the original is unavailable, a copy thereof certified by the applicable public recording office to be a true and correct copy of the original, to the Indenture Trustee no later than the earlier of (i) five Business Days after receipt thereof and (ii) within 360 days of the Closing Date or Subsequent Transfer Date. Any failure of the Depositor to deliver to the Indenture Trustee, prior to the expiration of such 360 day period, any such recorded Assignment of Mortgage, or such certified copy if such recorded Assignment of Mortgage has not been received by it, shall not be deemed a breach of this Agreement for any purpose. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter cause each such Assignment of Mortgage to be duly recorded.

     The Servicer shall promptly upon receipt thereof (and in no event later than the earlier of (i) five Business Days following such receipt and (ii) 360 days after the Closing Date or Subsequent Transfer Date, as the case may be, deliver to the Indenture Trustee (a) the original recorded Mortgage in those instances where a certified copy thereof was delivered to the Indenture Trustee;
(b) the original recorded Assignment of Mortgage or Assignment of Mortgages showing a complete chain of assignment from origination of a Loan to the Depositor in those instances where certified copies thereof were delivered to the Indenture Trustee; (c) the original policy of title insurance or title report, as applicable, or a copy certified by the Depositor to be a true and correct copy in those instances where a commitment (binder) (including any marked additions thereto or deletions therefrom) to issue such policy was delivered to the Indenture Trustee; and (d) any other original documents constituting a part of an Indenture Trustee's Loan File received with respect to any Home Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Loan.

     All original documents relating to the Loans that are not delivered to the Indenture Trustee are and shall be held by the Depositor or the Servicer, as the case may be, in trust for the benefit of the Indenture Trustee on behalf of the Securityholders. In the event that any such original document is required pursuant to the terms of this Section 2.5 to be a part of an Indenture Trustee's Loan File, such document shall be delivered promptly to the Indenture Trustee. Any original document that is not required pursuant to the terms of this Section
2.5 to be a part of an Indenture Trustee's Loan File delivered to or held by the Indenture Trustee shall be delivered promptly to the Servicer.

     In connection with the delivery of documentation provided by this Section 2.5, the Depositor hereby appoints the Indenture Trustee its attorney with full power and authority to act in its stead for the purpose of executing and certifying assignments and endorsing and certifying promissory notes which form a part of each Indenture Trustee's Loan File to cure any deficiencies in such documentation; provided, however, that the Indenture Trustee has no obligation to exercise any such power unless it has received from the Depositor (i) written instructions to do so, (ii) reimbursement for any associated expenses, and (iii) indemnification satisfactory to the Indenture Trustee in connection therewith.

     If the Depositor has not delivered all required documentation with respect to any Loan within the time periods, if any, specified in this Agreement, the Depositor shall be required to take action with respect to such Loan as and to the extent provided in Section 2.6.

     (c) All recordings required pursuant to this Section 2.5 shall be accomplished by and at the expense of the Depositor.

     Section 2.06 Acceptance by Indenture Trustee of the Loans; Certain Substitutions; Initial Certification by Indenture Trustee or Custodian.

     (a) The Indenture Trustee agrees to execute and deliver on the Closing Date an acknowledgment of receipt of the Indenture Trustee's Loan File for each Loan received by the Indenture Trustee on the Closing Date, and the Indenture Trustee agrees to execute and deliver on any Subsequent Transfer Date an acknowledgement of receipt of the Indenture Trustee's Loan File for each Subsequent Loan received by the Indenture Trustee on such Subsequent Transfer Date; such acknowledgements of receipts shall be substantially in the form of Exhibit C. In addition, the Indenture Trustee agrees to acknowledge the assignment to it of all other assets included in clauses (i) through (v) of the definition of "Trust Estate" and the Trust Accounts and declares that it holds and will hold such documents and the other documents delivered to it constituting the Indenture Trustee's Loan Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Estate" that are delivered to it, in trust for the exclusive use and benefit of all present and future Securityholders.

     Within 30 Business Days of the Closing Date or Subsequent Transfer Date, as applicable, the Indenture Trustee shall deliver to the Depositor and the Servicer a certification in the form annexed hereto as Exhibit E, with any applicable exceptions noted thereon. Neither the Indenture Trustee nor the Issuer shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine if any Indenture Trustee's Loan File should include any document specified in Section 2.5(a)(v).

     After the  delivery  of the  certification,  the  Indenture  Trustee  shall provide to the  Servicer  and the  Depositor,  and the  Depositor  shall in turn provide to the Indenture Trustee, no less frequently than quarterly, updated certifications, a form of which is attached hereto as Exhibit F, indicating the then current status of exceptions until all such exceptions have been eliminated.

     If in the process of reviewing the Indenture Trustee's Loan Files and making or preparing the certifications referred to above the Indenture Trustee finds any document or documents constituting a part of an Indenture Trustee's Loan File to be missing or defective in any material respect, or at the end of any 360-day period referenced above finds that all recorded Assignments of Mortgage and all original Mortgages or certified copies thereof have not been delivered to it, the Indenture Trustee shall promptly so notify the Depositor and the Servicer. In performing any such review, the Indenture Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee's review of the items delivered to the Indenture Trustee pursuant to Section 2.5, unless otherwise expressly stated, shall be limited solely to confirming that the documents listed in Section 2.5 have been executed and received, relate to the Loans in the Loan Schedule and conform as to the loan number and address and description thereof in the Loan Schedule. Neither the Indenture Trustee nor the Issuer shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form or whether a blanket assignment is permitted in any applicable jurisdiction. In addition, upon the discovery by the Depositor, the Servicer or the Indenture Trustee of a breach of any of the representations and warranties made by the Depositor herein in respect of any Loan which materially and adversely affects the value of such Loan or the interests of the Securityholders in such Loan, the Person discovering such breach shall give prompt written notice to the other Persons set forth in this sentence.

     At such time as any Loan becomes 90 days Delinquent, the Servicer shall make, or cause to be made, a reasonable investigation to determine whether such Loan satisfied the representations and warranties of the Depositor set forth in Section 3.4 as of the Closing Date; provided, however, that only one such investigation shall be required for any Loan.

     If the Depositor has not delivered all required documentation with respect to any Loan within the time periods specified in this Agreement (as such may have been extended pursuant to Section 2.5(b)) or if a material defect exists with respect to any documentation delivered by the Depositor, the Depositor shall be required to take action with respect to such Loan as and to the extent provided in Section 3.5.

     (b) The Servicer's Loan File shall be held in the custody of the Servicer for the benefit of, and as agent for, the Securityholders and the Indenture Trustee as the owner thereof. It is intended that by the Servicer's agreement pursuant to this Section 2.6(b) the Indenture Trustee shall be deemed to have possession of the Servicer's Loan Files for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such documents or instruments are located. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the Servicer's Loan File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such documents and instruments, the Servicer agrees not to assert any legal or beneficial ownership interest in the Loans or such documents or instruments. The Servicer agrees to indemnify the Securityholders and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Securityholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such documents or instruments which have been delivered to the Servicer; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or misconduct of any Securityholder or the Indenture Trustee and provided, further, that the Servicer will not be liable for any portion of any such amount resulting from the Servicer's compliance with any instructions or directions consistent with this Agreement issued to the Servicer by the Indenture Trustee. The Indenture Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder.

     (c) If the Custodian, during the process of reviewing the Indenture Trustee's Loan Files, finds any document constituting a part of an Indenture Trustee's Loan File which is not executed, has not been received, is unrelated to any Loan identified in the Loan Schedule, does not conform to the requirements of Section 2.5 or does not conform, in all material respects, to the description thereof as set forth in the Loan Schedule, then the Custodian shall promptly so notify the Depositor, the Servicer, the Indenture Trustee and the Issuer. In performing any such review, the Custodian may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Custodian's review of the Indenture Trustee's Loan Files is limited solely to confirming that the documents listed in Section 2.5 have been received and further confirming that any and all documents delivered pursuant to Section 2.5 have been executed and relate to the Loans identified in the Loan Schedule. Neither the Issuer nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. If a material defect in a document constituting part of an Indenture Trustee's Loan File is discovered, then Depositor and _____ shall comply with the cure, substitution and repurchase provisions of Section 3.5.

     Section 2.07 Subsequent Transfers.

     (a) Subject to the satisfaction of the conditions set forth in this Article II and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Indenture Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Issuer, all of its right, title and interest in and to each Subsequent Loan listed on the related Loan Schedule delivered by the Depositor on such Subsequent Transfer Date, including (i) the related Principal Balance, all interest payments and all collections in respect of principal received after the related Cut-Off Date;
(ii) any real property that secured such Subsequent Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) all of its interest in any insurance policies in respect of such Subsequent Loan; and (iv) all proceeds of the foregoing. The transfer by the Depositor to the Issuer of the Subsequent Loans set forth in the related Subsequent Transfer Agreement shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Depositor to the Issuer in consideration of the funds released from the Pre-Funding Account. If the assignment and transfer of the Subsequent Loans and the other property specified in this Section 2.7(a) from the Depositor to the Issuer pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Indenture Trustee and Co-Owner Trustee as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the related Subsequent Loans and all other property conveyed to the Owner Trustee and Co-Owner Trustee pursuant to this Section 2.7(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. The amount released to the Depositor from the Pre-Funding Account shall be one hundred percent (100%) of the aggregate of the Principal Balances of the Subsequent Loans so transferred.

     (b) The Indenture Trustee shall contribute from the Pre-Funding Account funds in an amount equal to one-hundred percent (100%) of the aggregate Principal Balances as of the related Cut-Off Date or Dates of the Subsequent Loans so transferred to the Issuer and use such cash to purchase the Subsequent Loans on behalf of the Issuer, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Dates:

          (i) the Depositor shall have provided the Indenture Trustee, Owner Trustee, the Co-Owner Trustee and the Rating Agencies with an Addition Notice, which notice shall be given not less than four Business Days prior to the related Subsequent Transfer Date and shall designate the Subsequent Loans to be sold to the Issuer and the aggregate Principal Balances of such Loans as of the related Cut-Off Date or Dates;

          (ii) the Depositor shall have deposited in the Collection Account all principal collected after the related Cut-Off Date and interest payments collected after the related Cut-Off Date in respect of each Subsequent Loan, and the related Subsequent Cut-Off Date Deposit;

          (iii) the Depositor shall have delivered an Officer's Certificate to the Indenture Trustee and the Co-Owner Trustee confirming that as of each Subsequent Transfer Date, the Depositor was not insolvent, nor will it be made insolvent by such transfer, nor is it aware of any pending insolvency;

          (iv) the Pre-Funding Period shall not have ended;

          (v) the Depositor shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement;

          (vi) the Depositor shall have delivered an Officer's Certificate to the Indenture Trustee and the Co-Owner Trustee confirming that the representations and warranties of the Depositor pursuant to Section 3.4 (other than to the extent representations and warranties relate to statistical information as to the characteristics of the initial Loans in the aggregate) and pursuant to Section 3.2 are true and correct with respect to the Depositor and the Subsequent Loans, as applicable, as of the Subsequent Transfer Date;

          (vii) the Issuer shall not purchase any group of Subsequent Loans unless the Depositor shall have delivered to the Indenture Trustee an Officer's Certificate confirming that, as a result of such purchase, the percentage of the Pool Principal Balance comprised of Mortgage Loans that do not constitute "real estate mortgages" (as set forth in Section 3.4(af)) remains the same or increases.

          (viii) the Depositor shall have provided the Indenture Trustee and the Co-Owner Trustee with an Opinion of Counsel relating to the sale of the Subsequent Loans to the Indenture Trustee;

          (ix) the Issuer shall not purchase a Subsequent Loan unless it and the Indenture Trustee shall each have received a certificate of the Depositor indicating (a) the Rating Agencies shall have consented to the purchase thereof (which consent shall not be unreasonably withheld) and (b) such subsequent loan shall mature no later than six-months after the latest maturing initial Loan; and

          (x) in connection with the transfer and assignment of the Subsequent Loans, the Depositor shall satisfy the document delivery requirements set forth in Section 2.5.

     (c) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Indenture Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Account Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are released as a result of calculation error by the Indenture Trustee from the Pre-Funding Account or from the Capitalized Interest Account, the Indenture Trustee shall not be liable therefor, and the Depositor shall immediately repay such amounts to the Indenture Trustee.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Depositor.

     The Depositor hereby represents and warrants to the Indenture Trustee, the Owner Trustee and the Securityholders that as of the Closing Date or the Subsequent Transfer Date, as the case may be (except as otherwise specifically provided herein):

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Depositor to conduct such business and to perform its obligations as the Depositor hereunder, and in any event the Depositor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Loans, and had at all relevant times, full corporate power to originate or purchase the Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

     (c) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Issuer, the Servicer, and the Indenture Trustee, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;

     (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or governmental tribunal against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the
Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor, or which would draw into question the validity of this Agreement, the Loans, or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would impair materially the ability of the Depositor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

     (f)  No  consent,  approval,   authorization  or  order  of  any  court  or
governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the Securities, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

     (g) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act;

     (h) The Depositor acquired title to the Loans in good faith, without notice of any adverse claim;

     (i) The collection practices, if any, used by the Depositor with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

     (j) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (k) The Depositor is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Depositor to conduct its business or perform its obligations hereunder;

     (l) The Depositor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Depositor is solvent and the sale of the Loans by the Depositor pursuant to the terms of this Agreement will not cause the Depositor to become insolvent. The sale of the Loans by the Depositor pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Depositor's creditors;

     (m) Neither this Agreement nor the information contained in the Prospectus Supplement under the captions "Summary __ The Loans," "Risk Factors", "Underwriting Guidelines" and "____________" contains no untrue statement or alleged untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

     (n) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

     (o) Upon the receipt of each Indenture Trustee's Loan File by the Issuer, the Issuer will have good title to each related Loan and such other items comprising the corpus of the Trust Estate free and clear of any lien created by the Depositor (other than liens which will be simultaneously released);

     (p) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Depositor, and the transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (q) The Loans are not intentionally selected in a manner so as to affect adversely the interests of the Issuer;

     (r) The Depositor has determined that it will treat the disposition of the Loans pursuant to this Agreement as a sale for accounting and tax purposes;

     (s) The Depositor has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Loans to the Issuer other than to the Issuer or an affiliate thereof;

     (t) The consideration received by the Depositor upon the sale of the Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Loans.

     (u) The Depositor did not sell the Loans to the Issuer with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Loans to the Issuer;

     (v) As of the Closing Date, the Depositor had good title to, and was the sole owner of, each Loan free and clear of any Lien other than any such Lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have taken all steps necessary so that the Issuer will have good title to, and will be the sole owner of, each Loan free and clear of any lien; and

     (w) The transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the respective Indenture Trustee's Loan Files to the Custodian (as the agent of the Indenture Trustee) and shall inure to the benefit of the Securityholders, the Servicer, the Indenture Trustee, the Owner Trustee and the Issuer. Upon discovery by any of the Depositor, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Loan or the interests of the Securityholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Depositor and [ _____ ] set forth in Section 3.5 to cure any breach or to substitute for or repurchase an affected Loan shall constitute the sole remedies available to the Securityholders, the Servicer, the Indenture Trustee and the Owner Trustee respecting a breach of the representations and warranties contained in this Section 3.2.

     Section 3.02 Representations, Warranties and Covenants of the Servicer.

     The Servicer hereby represents and warrants to and covenants with the Owner Trustee, the Securityholders, and the Depositor that as of the Closing Date or as of such date specifically provided herein:

     (a) The Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Servicer to conduct such business and to perform its obligations as the Servicer hereunder and is in any event in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan in accordance with the terms of this Agreement;

     (b) The execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's charter or by-laws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

     (c) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Issuer, the Indenture Trustee and the Owner Trustee, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally and those of creditors of a federal savings bank, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (d) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer, materially and adversely affect the performance of its duties hereunder or impair the ability of the Indenture Trustee (or the Servicer as agent of the Indenture Trustee) to realize on the Loans or impair the value of the Loans;

     (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or government tribunal against the Servicer that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement, the Loans, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would impair materially the ability of the Servicer to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

     (f) The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. Each designated Subservicer and the terms of each Subservicing Agreement will be required to comply with the provisions of
Section 4.7. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement;

     (g)  No  consent,  approval,   authorization  or  order  of  any  court  or
governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the Securities, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

     (h) The collection practices used by the Servicer with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the nonconforming mortgage servicing business;

     (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

     (j) The Servicer is duly licensed where required as a "licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations hereunder;

     (k) The Servicer is an Eligible Servicer and services mortgage loans in accordance with Accepted Servicing Procedures;

     (l) Neither this Agreement nor the information contained in the Prospectus Supplement under the captions "Risk Factors Underwriting Guidelines" and "_______________" contains any untrue statement or alleged untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they will be made, not misleading;

     (m) No Officers' Certificate, statement, report or other document prepared by the Servicer and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (n) The Servicer is solvent and will not be rendered insolvent as a result of the performance of its obligations pursuant to this Agreement;

     (o) The Servicer has not waived any default, breach, violation or event of acceleration under any Debt Instrument or the related Mortgage;

     (p) The Servicer is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     (q) This Agreement, the Loan Purchase Agreement and the Custodial Agreement were each approved by the board of directors or loan committee of _________, which approval is reflected in the minutes of said board or committee, and will be continuously maintained from the time of its execution as an official record of _________.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.3 shall survive delivery of the respective Indenture Trustee's Loan Files to the Indenture Trustee and shall inure to the benefit of the Securityholders and the Indenture Trustee. Upon discovery by any of the Depositor, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Loan or the interests of the Securityholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Servicer set forth in (x) Section 3.5 to cure any breach or to purchase an affected Loan and (y) Section 9.1(a) to indemnify and hold harmless the Issuer, the Depositor, the Indenture Trustee, and the Securityholders shall constitute the sole remedies available to the Depositor, the Securityholders, the Issuer, or the Indenture Trustee respecting a breach of the representations, warranties and covenants contained in this Section 3.3.

     Section 3.03 Representations and Warranties regarding Individual Loans.

     Each of the [Servicer] and the Depositor hereby represents and warrants to the Issuer, the Indenture Trustee and the Securityholders, with respect to each Loan, as of the Closing Date and, with respect to each Subsequent Loan, as of the related Subsequent Transfer Date (except as otherwise expressly stated):

     (a) The information set forth in each Loan Schedule is complete, true and correct;

     (b) The information to be provided by the Depositor to the Indenture Trustee in connection with a Subsequent Loan will be true and correct in all material respects at the date or dates respecting which such information is furnished;

     (c) Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Debt Instrument subject only to (i) the lien of current real property taxes and assessments which are not delinquent,
(ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the related Mortgaged Property is located and specifically referred to in the title insurance policy delivered to the originator of the Loan and referred to or otherwise considered in the appraisal obtained in connection with the origination of the related Loan and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

     (d) Immediately prior to the sale of the Loan to the Issuer (i) the Depositor was the sole owner and holder of each Loan, (ii) each Loan was not otherwise assigned or pledged, (iii) the Depositor had good, indefeasible and marketable title thereto, (iv) the Depositor had full right to transfer and sell the Loan therein to the Issuer hereunder free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Depositor had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Loan to the Issuer hereunder and the Issuer will own such Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest (other than the lien created by this Agreement);

     (e) As of the Cut-Off Date, no payment of principal or interest on or in respect of any Loan remains unpaid for 30 or more days past the date the same was due in accordance with the related Debt Instrument without regard to applicable grace periods;

     (f) No Fixed Rate Loan has a Loan Interest Rate less than, ___________% per annum and the weighted average interest rate of the Fixed Rate Loans as of the Cut-Off Date was ___________% and no Adjustable Rate Loan has a Lifetime Floor less than _________% per annum and the weighted average interest rate of the Adjustable Rate Loans as of the Cut-Off Date was ______%;

     (g) At origination, no Loan had an original term to maturity of greater than 360 months;

     (h) As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans was 226 months;

     (i) There is no mechanics' or similar lien or claim for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property; the related Mortgaged Property is not subject to any lien or claim which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (af) below;

     (j) There is no delinquent tax or assessment lien against any Mortgaged Property;

     (k) Such Loan, the Mortgage, and the Debt Instrument, including, without limitation, the obligation of the Mortgagor to pay the unpaid principal of and interest on the Debt Instrument, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Debt Instrument or the Mortgage, or the exercise of any right thereunder, render either the Debt Instrument or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto;

     (l) The Mortgaged Property is free of material damage and is in good repair, and there is no pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property;

     (m) The Depositor has not received a notice of default of any first mortgage loan secured by the Mortgaged Property which has not been cured by a party other than the Depositor;

     (n) Each Debt Instrument and Mortgage are in substantially the forms previously provided to the Indenture Trustee;

     (o) No Loan had, at the date of origination, a Combined Loan-to-Value Ratio in excess of 125%, and the weighted average Combined Loan-to-Value ratio of all Loans as of the Cut-Off Date was _____________%;

     (p) The Loan was not originated in a program in which the amount of documentation in the underwriting process was limited in comparison to the originator's normal documentation requirements for similar type loans;

     (q) No more than the following percentages of the Loans by Principal Balance as of the Cut-Off Date were secured by Mortgaged Properties located in the following states

   State                    Percent of
                          Principal Balance
[__________]     [______]%                  [__________]     [______]%
[__________]     [______]%                  [__________]     [______]%
[__________]     [______]%                  [__________]     [______]%

     (r) The Loans were not selected by the Depositor for sale to the Issuer on any basis adverse to the Issuer relative to the portfolio of similar mortgage loans of the Depositor;

     (s) None of the Loans constitutes a lien on leasehold interests;

     (t) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the Principal Balance of such Loan in the event all or any part of the related Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

     (u) Each Loan has been closed and the proceeds of such Loan have been fully disbursed, including reserves set aside by the Depositor, there is no requirement for, and the Depositor shall not make any, future advances thereunder. Any future advances made prior to the Cut-Off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Loan Schedule. The Principal Balance as of the Cut-Off Date does not exceed the original principal amount of such Loan. Any and all requirements as to completion of any on-site or off site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees, and expenses incurred in making, or recording such Loan have been paid and the related Mortgagor is not entitled to any refund of any amounts paid or due under the related Debt Instrument or Mortgage;

     (v) All Loans were originated in compliance with _________'s Underwriting Guidelines and conform in all material respects to the description thereof set forth in the Prospectus Supplement;

     (w) The terms of the Mortgage and Debt Instrument have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Indenture Trustee and which has been delivered to the Indenture Trustee. The substance of any such alteration or modification is or as to Subsequent Loans will be reflected on the applicable Loan Schedule and, to the extent necessary, has been or will be approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

     (x) No instrument of release, satisfaction, subordination, rescission, waiver, alteration, or modification has been executed in connection with such Loan, no Loan has been satisfied, canceled, subordinated or rescinded, in whole or in part, and no Loan has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the Mortgage File and has been delivered to the Indenture Trustee, and the terms of which are reflected in the applicable Loan Schedule;

     (y) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Debt Instrument and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and the Depositor has not waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid. The Depositor has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Debt Instrument;

     (z) All of the improvements which were included for the purposes of determining the Appraised Value of the Mortgaged Property were completed at the time that such Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriters certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (aa) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor's credit standing that can be reasonably expected to cause such Loan to become delinquent or adversely affect the value or marketability of such Loan, other than any such circumstances or conditions permitted under _________'s Underwriting Guidelines;

     (bb) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings associations or national banks, (D) not doing business in such state, or (E) not required to qualify to do business in such state;

     (cc) The Debt Instrument, the Mortgage and every other agreement, if any, executed by the applicable Mortgagor in connection with such Loan, are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Debt Instrument, the Mortgage and every other such agreement had legal capacity to execute the Debt Instrument, the Mortgage and every other such agreement and convey the estate therein purported to be conveyed, and the Debt Instrument, the Mortgage and every other such agreement have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage;

     (dd) The transfer of the Debt Instrument and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Issuer all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Issuer the security interest referred to in Section 2.2. The Mortgage has been duly assigned and the Debt Instrument has been duly endorsed. The assignment of Mortgage delivered to the Indenture Trustee pursuant to Section 2.1(a) is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Debt Instrument, the delivery to the Indenture Trustee of the endorsed Debt Instrument, and such assignment of Mortgage, and the delivery of such assignment of Mortgage for recording to, and the due recording of such assignment of Mortgage in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Indenture Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Depositor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Debt Instrument and Mortgage by the Depositor from being enforceable;

     (ee) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Loan have been complied with, and the Servicer shall maintain in its possession, available for the Indenture Trustee's inspection, and shall deliver to the

Indenture Trustee or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws;

     (ff) On the Closing Date, [55]% or more (by aggregate Principal Balance) of the Loans do not constitute "real estate mortgages" for the purpose of Treasury Regulation "301.7701 under the Code. For this purpose a Loan does not constitute a "real estate mortgage" if:

          (i) The Loan is not secured by an interest in real property, and

          (ii) The Loan is not an "obligation principally secured by an interest in real property."

          For this purpose an "obligation is principally secured by an interest in real property" if it satisfies either the test set out in paragraph (1) or paragraph (2) below.

               (1) The 80-percent test. An obligation is principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation

                    (A) was at least equal to 80 percent of the  adjusted  issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified); or

                    (B) is at least  equal to 80 percent of the  adjusted  issue price of the obligation on the Closing Date.

          For purposes of this paragraph (1), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

               (2) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation. For this purpose only, substantially all of the proceeds of the obligations means 66% or more of the gross proceeds.

     (gg) Such Loan, if a first lien, is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy and such Loan, if a second lien, is covered by a PERT policy, issued by and the valid and binding obligation of a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Depositor, and its successors and assigns, as to the first or second, as applicable, priority lien, of the Mortgage in the original principal amount of such Loan. The assignment to the Indenture Trustee of the Depositor's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Indenture Trustee upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and neither the Depositor nor any prior holder of the Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

     (hh) All improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.8. If the Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Indenture Trustee upon the consummation of the transactions contemplated by this Agreement, and contain a standard mortgagee clause naming the originator of such Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, and neither the Depositor nor any prior holder of the Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

     (ii) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Indenture Trustee or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (jj) The Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. Each Mortgaged Property is improved by a one-to-four-family residential dwelling, which does not include
(i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a manufactured dwelling, (vii) a log-constructed home, or
(viii) a recreational vehicle, and each such Mortgaged Property does not constitute other than real property under applicable state law;

     (kk) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Depositor expects not to be cured, and no escrow deposits or payments of other charges or payments due the Depositor have been capitalized under the Mortgage or the Debt Instrument;

     (ll) Such Loan was not originated at a below market interest rate. Such Loan does not have a shared appreciation feature, or other contingent interest feature;

     (mm) The origination and collection practices used by the Depositor with respect to such Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business;

     (nn) The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has received all disclosure materials, if any, required by applicable law with respect to the making of fixed-rate mortgage loans. The Servicer shall maintain or cause to be maintained such statement in the Mortgage File;

     (oo) All amounts received by the Depositor with respect to such Loan after the Cut-Off Date and required to be deposited in the Certificate Distribution Account or Collection Account have been so deposited in the Certificate Distribution Account or Collection Account and are, as of the Closing Date, or will be as of the Subsequent Transfer Date, as applicable, in the Certificate Distribution Account or Collection Account;

     (pp) Any appraisal report with respect to a Mortgaged Property contained in the Mortgage File was signed prior to the approval of the application for such Loan by a qualified appraiser, duly appointed by the originator of such Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

     (qq) When measured by the Cut-Off Date Principal Balances as of the Cut-Off Date, the Mortgagors with respect to at least ____% of the Loans represented at the time of origination that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

     (rr) Each Debt Instrument is payable on the _____ day of each month. The Loan Interest Rate and Monthly Payment with respect to the Adjustable Rate Loans are adjusted in accordance with the terms of the related Debt Instrument. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest on the Adjustable Rate Loans are subject to change due to the adjustments to the Loan Interest Rate on each Interest Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date over the original term of the Loan. All Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Debt Instrument. Any interest required to be paid pursuant to state and local law has been properly paid and credited. As of the Cut-Off Date, for each Adjustable Rate Loan, the Lifetime Cap is not lower than approximately [________]% per annum, the Lifetime Floor is not lower than approximately [________]% per annum, the Gross Margin is not less than approximately [________]%, the related Debt Instrument does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Loan Interest Rate is subject to adjustment on each Interest Adjustment Date to equal the sum of the LIBOR Index plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Interest Adjustment Date;

     (ss) To the best of the Depositor's knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Depositor has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Depositor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

     (tt) With respect to second lien Loans:

          (i) the Depositor has no knowledge that the Mortgagor has received notice from the holder of the prior mortgage that such prior mortgage is in default;

          (ii) no consent from the holder of the prior mortgage is needed for the creation of the second lien Mortgage or, if required, has been obtained and is in the related Mortgage File;

          (iii) if the prior mortgage has a negative amortization features, the Combined Loan-to-Value Ratio was determined using the maximum loan amount of such prior mortgage;

          (iv) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision;

          (v) except with respect to ____________% of the second Loans that are Balloon Loans, the related prior loan requires equal monthly payments; and

          (vi) the maturity date of the Loan is prior to the maturity date of the related prior lien if such provides for a balloon payment;

     (uu) Each Loan conforms, and all such Loans in the aggregate conform, to the individual and aggregate descriptions thereof in the Prospectus Supplement;

     (vv) The Depositor further represents and warrants to the Indenture Trustee and the Noteholders that as of the Subsequent Cut-Off Date all representations and warranties set forth in clauses (a) through (at) above and clause (av) through (be) below are correct in all material respects as to each Subsequent Loan, and (i) each Subsequent Loan is not 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the original term to maturity of each Subsequent Loan does not exceed 360 months; (iii) each Subsequent Loan that is a Fixed Rate Loan has a Loan Interest Rate of at least ____%; and each Subsequent Loan that is an Adjustable Rate Loan has a Loan Interest Rate of at least ____%; (iv) the purchase of the Subsequent Loans will not cause the Rating Agencies to lower the ratings assigned to the Senior Notes;
(v) the principal balance of any Subsequent Loan that is a first lien does not exceed $_____, and the principal balance of any Subsequent Mortgage loan that is a second lien does not exceed $_____; (vi) no more than ____% of the Subsequent Loans are second liens; (vii) no Subsequent Loan has a CLTV of more than 125%;
(viii) no more than ____% of the Subsequent Loans which are first lien Loans and no more than ____% of the Subsequent Loans which are second lien Loans are Balloon Loans; (ix) the Subsequent Loans which are first lien Loans have a weighted average Loan Interest Rate of at least ____%, the Subsequent Loans which are second lien Loans have a weighted average Loan Interest Rate of at least ____%; and (ix) following the purchase of the Subsequent Loans by the Issuer, the Loans (including the Subsequent Loans) (A) will have a weighted average Loan Interest Rate of at least ____%; and (B) will have a weighted average CLTV of not more than ____%;

     (ww) To the best of the Depositor's knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, a builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan;

     (xx) Each Debt Instrument held by the Indenture Trustee is the sole original Debt Instrument and no copies exist which are not stamped duplicate;

     (yy) Each Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor;

     (zz) No more than ____% of the Fixed Rate Loans, and ____% of the Adjustable Rate Loans are secured by properties sharing a single ZIP code;

     (aaa) Except with respect to ______________% of the Loans which are Balloon Loans, with respect to each Loan, the payments required of the related Mortgagor are and will be such that the Loan will fully amortize over its term;

     (bbb) No Loan contains any provisions pursuant to which payments are paid or partially paid with funds deposited in any separate account established by the Depositor, the Mortgagor or anyone else on behalf of the Mortgagor, or paid by any source other than the Mortgagor. No Loan contains any other similar provision which may constitute a "buydown" provision. No Loan is a graduated payment mortgage loan. No Loan has a shared appreciation or other contingent interest feature;

     (ccc) The Loans are not being transferred with any intent to hinder, delay or defraud any creditor;

     (ddd) No Mortgagor has or will have a claim or defense under any express or implied warranty or otherwise with respect to goods or services provided under such Loan;

     (eee) The Mortgage and the Debt Instrument contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Loan, and no other agreement defines, modifies, or expands the obligations of the seller or subcontractor under the Loan.

     Section 3.04 Purchase and Substitution.

     (a) It is understood and agreed that the representations and warranties set forth in Article III, shall survive the conveyance of the Loans to the Issuer, the grant of the Loans to the Indenture Trustee and the delivery of the
Securities to the Securityholders. Upon discovery by the Servicer, the Depositor, the Custodian, the Issuer, the Indenture Trustee or any Securityholder of a breach of any of such representations and warranties which materially and adversely affects the value of the Loans or the interest of the Securityholders, or which materially and adversely affects the interests of the Securityholders in the related Loan in the case of a representation and warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the Depositor's or the Servicer's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Depositor or ________ shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects. If, however, within 60 days after the earlier of the Depositor's or _________'s discovery of such breach or the Depositor's or _________'s receiving notice thereof such breach has not been remedied by either the Depositor or ______ and such breach materially and adversely affects the interests of the Securityholders in, or the value of, the related Loan (the "Defective Loan"), the Depositor or _______ shall on or before the Determination Date next succeeding the end of such 60-day period either (i) remove such Defective Loan from the Issuer (in which case it shall become a "Deleted Loan") and substitute one or more Qualified Substitute Loans in the manner and subject to the conditions set forth in this Section 3.5 or (ii) purchase such Defective Loan at a purchase price equal to the Purchase Price (as defined below) by depositing such Purchase Price in the Collection Account. The Depositor or _____ shall provide the Servicer (if the certificate is to come from the Depositor), the Indenture Trustee and the Issuer with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60-day period indicating whether the Depositor is purchasing the Defective Loan or substituting in lieu of such Defective Loan a Qualified Substitute Loan. With respect to the purchase of a Defective Loan pursuant to this Section 3.5, the "Purchase Price" shall be equal to the Principal Balance of such Defective Loan as of the date of purchase, plus all accrued and unpaid interest on such Defective Loan to but not including the Due Date in the Due Period most recently ended prior to such Determination Date computed at the applicable Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances and Nonrecoverable Servicing Advances made by the Servicer with respect to such Defective Loan, which Purchase Price shall be deposited in the Collection Account (after deducting therefrom any amounts received in respect of such repurchased Defective Loan and being held in the Collection Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date).

     Any substitution of Loans pursuant to this Section 3.5(a) and Section 2.6(a) shall be accompanied by payment by the Depositor or ______ of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for any Distribution Date, amounts paid by the Depositor or ______ pursuant to this Section 3.5 in connection with the repurchase or substitution of any Defective Loan that are on deposit in the Collection Account as of the Determination Date for such Distribution Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Note Distribution Account as part of the Available Collection Amount to be retained therein or transferred to the Certificate Distribution Account, if applicable, pursuant to Section 5.1(c).

     As to any Deleted Loan for which the Depositor or ______substitutes a Qualified Substitute Loan or Loans, the Depositor or _____ shall effect such substitution by delivering (i) to the Issuer a certification executed by a Responsible Officer of the Depositor to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) to the Indenture Trustee (or the Custodian on behalf of the Indenture Trustee, as applicable) the documents constituting the Indenture Trustee's Loan File for such Qualified Substitute Loan or Loans.

     (b) _____ shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Loans on or before the date of substitution will be retained by the Depositor (or _________, if substituted by _________). The Issuer will be entitled to all payments received on the Deleted Loan on or before the date of substitution, and the Depositor or _________, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor or _____ shall give written notice to the Issuer, the Servicer, the Indenture Trustee that such substitution has taken place and the Servicer shall amend the Loan Schedule to reflect (i) the removal of such Defective Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Loan. The Depositor or _____ shall promptly deliver to the Issuer, the Servicer and the Indenture Trustee, a copy of the amended Loan Schedule. Upon such substitution, such Qualified Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, and ____ and the Depositor shall be deemed to have made with respect to such Qualified Substitute Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.4. On the date of such substitution, the Depositor or _________, as the case may be, will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any. In addition, on the date of such substitution, the Issuer shall cause the Indenture Trustee to release the Deleted Loan from the lien of the Indenture and the Issuer will cause such Qualified Substitute Loan to be pledged to the Indenture Trustee under the Indenture as part of the Trust Estate.

     (c) It is understood and agreed that the obligations of the Depositor and _____ set forth in this Section 3.5 to cure, purchase or substitute for a Defective Loan constitute the sole remedies of the Issuer, the Indenture Trustee and the Securityholders hereunder respecting a breach of the representations and warranties contained in Section 3.4. Any cause of action against the Depositor or _____ relating to or arising out of a defect in a Indenture Trustee's Loan File as contemplated by Section 2.6 or against ____ or the Depositor relating to or arising out of a breach of any representations and warranties made in Section
3.4 shall accrue as to any Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Depositor or ____ or notice thereof by the Depositor or _____ to the Issuer, (ii) failure by the Depositor or ______ to cure such defect or breach or to purchase or substitute such Loan as specified above, and (iii) demand upon the Depositor by the Issuer or the Majority Securityholders, as applicable, for all amounts payable in respect of such Loan.

     (d) Neither the Issuer nor the Indenture Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Loan pursuant to this
Section 3.5 or the eligibility of any Loan for purposes of this Agreement.

     (e) With respect to all Defective Loans or other Loans repurchased by the Depositor or ______ pursuant to this Agreement, upon the deposit of the Purchase Price therefor in the Note Distribution Account, the Indenture Trustee shall assign to the Depositor or _________, as the case may be, without recourse, representation or warranty, all the Indenture Trustee's right, title and interest in and to such Defective Loan or Loans, which right, title and interest were conveyed to the Indenture Trustee pursuant to Section 2.1.

                                  ARTICLE IV.

                   ADMINISTRATION AND SERVICING OF THE LOANS

     Section 4.01 Duties of the Servicer.

     (a) Servicing Standard. The Servicer, as an independent contractor, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Loans for its own account, all in accordance with Accepted Servicing Procedures of prudent lending institutions and servicers of loans of the same type as the Loans and giving due consideration to the Securityholders' reliance on the Servicer. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Loans.

     (b) Servicing Advances. In accordance with the preceding general servicing standard, the Servicer, or any Subservicer on behalf of the Servicer, shall make all Servicing Advances in connection with the servicing of each Loan hereunder. Notwithstanding any provision to the contrary herein, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Loan or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Securityholders, be added to the amount owing under the related Loan. Notwithstanding any obligation by the Servicer to make a Servicing Advance hereunder with respect to a Loan, before making any Servicing Advance that is material in relation to the outstanding principal balance thereof, the Servicer shall assess the reasonable likelihood of (i) recovering such Servicing Advance and any prior Servicing Advances for such Loan, and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Loan for the benefit of the Securityholders in excess of the costs, expenses and other deductions to obtain such recovery, including without limitation any Servicing Advances therefor and, if applicable, the outstanding indebtedness of all Superior Liens. The Servicer shall only make a Servicing Advance with respect to a Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recovered as aforesaid; provided, however, that the Servicer will be entitled to be reimbursed for any Nonrecoverable Servicing Advance pursuant to this Agreement.

     (c) Waivers, Modifications and Extensions. The Servicer shall make reasonably diligent efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow Accepted Servicing Procedures. The Servicer may in its discretion waive or permit to be waived any penalty interest or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the Due Date on a Debt Instrument for a period (with respect to each payment as to which the Due Date is extended) not greater than 90 days after the initially scheduled due date for such payment. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any additional extension or modification with respect to any Loan other than that permitted by the immediately preceding sentence unless the Loan is a Defaulted Loan.

     (d) Instruments of Satisfaction or Release. Without limiting the generality of Section 4.1(c), the Servicer, in its own name or in the name of a Subservicer, is hereby authorized and empowered when the Servicer believes it appropriate in its best judgment and subject to the requirements of this Agreement or Acceptable Servicing Procedures to execute and deliver, on behalf of the Securityholders and the Issuer or any of them, and upon notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Issuer and Securityholders. The Servicer shall service and administer the Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Indenture Trustee shall execute, at the written direction of the Servicer, any limited or special powers of attorney and other documents reasonably acceptable to the Indenture Trustee to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, including, without limitation, limited or special powers of attorney with respect to any Foreclosure Property, and the Indenture Trustee shall not be accountable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by such parties with respect to such actions.

     Section 4.02 Liquidation of Loans; Defaulted Loans.

     (a) In the event that any payment due under any Loan and not postponed pursuant to Section 4.1(c) is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer shall, in accordance with the standard of care specified in Section 4.1(a), take such action as it shall deem to be in the best interest of the Securityholders to collect or liquidate such Defaulted Loan in a manner that in the reasonable judgment of the Servicer will be likely to maximize the net proceeds realizable therefrom under the circumstances. The Servicer shall give the Indenture Trustee notice of the election of remedies made pursuant to this
Section 4.2. The Servicer shall not be required to satisfy the indebtedness secured by any Superior Liens on the related Mortgaged Property or to advance funds to keep the indebtedness secured by such Superior Liens current. In connection with any collection or liquidation activities, the Servicer shall exercise collection or liquidation procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs.

     (b) During any Due Period occurring after a Loan becomes a Liquidated Loan, the Servicer shall deposit into the Collection Account any proceeds received by it with respect to such Liquidated Loan or the related Foreclosure Property ("Post Liquidation Proceeds").

     (c) After a Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Issuer, the Indenture Trustee, and, upon request of any Securityholder, to such Securityholder a Liquidation Report detailing the following: (i) the Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds received in respect of such Liquidated Loan; (ii) expenses incurred with respect thereto; (iii) any Net Loan Losses incurred in connection therewith; and (iv) any Post Liquidation Proceeds.

     (d) The Servicer may at its option purchase from the Issuer any Loan that is 90 days or more Delinquent and which the Servicer determines in good faith would otherwise become subject to foreclosure proceedings at a price equal to the Purchase Price; provided, however, that the aggregate Principal Balance of all Loans that may be so purchased by the Servicer shall not exceed an amount equal to 10% of the Original Pool Principal Balance and provided, further, that, as a result of such purchase the percentage of the Pool Principal Balance of Loans that do not constitute real estate mortgages (as set forth in Section 3.4(af)) shall not be less than 55%. The Purchase Price for any Loan purchased hereunder shall be deposited into the Collection Account and the Indenture Trustee, upon (i) receipt of an Officer's Certificate of the Servicer as to the making of such deposit and (ii) confirmation that such deposit has been made, shall release or cause to be released to the Servicer the related Indenture Trustee's Loan File and shall execute and deliver such instruments of transfer or assignment as are furnished by the Depositor or the Servicer, as the case may be, in each case without recourse, as shall be necessary to vest in the Depositor or the Servicer, as the case may be, title to any Loan released pursuant hereto, and the Indenture Trustee shall have no further responsibility or liability (except as to its own acts) with regard to such Loan.

     Section 4.03 Fidelity Bond; Errors and Omission Insurance.

     The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Loans. The Servicer shall also maintain a fidelity bond (the "Fidelity Bond") in the form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Loans. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall not be canceled without thirty days' prior written notice to the Indenture Trustee. Upon the request of the Indenture Trustee, or any Securityholder, the Servicer shall furnish to the requesting party copies of all binders and policies or certificates evidencing that such bonds and insurance policies are in full force and effect. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above.

     Section 4.04 Title, Management and Disposition of Foreclosure Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (a "Foreclosure Property"), the deed or certificate of sale shall be taken in the name of the Indenture Trustee for the benefit of the Securityholders.

     The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Indenture Trustee and the Securityholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in the same manner that it manages, conserves, protects and operates other foreclosure property for its own account. The Servicer shall attempt to sell the same (and may temporarily lease the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders.

     (a) The Servicer shall, consistent with the servicing standards set forth herein, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with realization upon defaulted Loans, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Procedures and the requirements of insurers under any insurance policy required to be maintained hereunder with respect to the related Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated herein.

     The Servicer shall not be required to make any Servicing Advance, to foreclose upon any Mortgaged Property, or otherwise expend its own funds toward the restoration of any Mortgaged Property that  shall  have  suffered  damage  from an  Uninsured  Cause,  unless it shall determine in its reasonable judgment, as evidenced by a certificate of a Servicing Officer, that such foreclosure or restoration, as the case may be, will increase the proceeds of liquidation of the related Loan after reimbursement to itself for Servicing Advances. Any Servicing Advances made with respect to a Loan shall be recoverable by the Servicer only from recoveries on such Loan except to the extent such Servicing Advance is deemed a Nonrecoverable Servicing Advance.

     The disposition of Foreclosure Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Indenture Trustee and the Securityholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The Net Liquidation Proceeds or Post Liquidation Proceeds, as applicable, from the conservation, disposition and sale of the Foreclosure Property shall be promptly deposited by the Servicer in the Collection Account in accordance with the Indenture and Section 5.1.

     Prior to acquiring any Foreclosure Property, the Servicer shall cause a review to be performed, in accordance with Accepted Servicing Procedures, on the related Mortgaged Property by a company such as Equifax, Inc. or Toxicheck, and the scope of such review shall be limited to the review of public records and documents for indications that such Mortgaged Property has on it, under it or is near, hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy to the Indenture Trustee of the related report with an attached certification of a Responsible Officer that based on an analysis of all available information (including potential clean up costs and liability claims) at the time it is the best judgment of such Responsible Officer that such foreclosure shall increase Net Liquidation Proceeds to the Indenture Trustee and the Issuer shall take title to such Mortgaged Property. The Indenture Trustee shall promptly forward such report and certification to the Securityholders.

     The Servicer may contract with any independent contractor for the operation and management of any Foreclosure Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent with this Agreement;

          (ii) any such contract shall require, or shall be administered to require, that the independent contractor pay all costs and expenses incurred in connection with the operation and management of such Foreclosure Property, remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such independent contractor;

          (iii) none of the provisions of this Section 4.4 relating to any such contract or to actions taken through any such independent contractor shall be deemed to relieve the Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Foreclosure Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Foreclosure Property.

The Servicer shall be entitled to enter into any agreement with any independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such independent contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall not be liable for all fees owed by it to any such independent contractor, and that any amounts so expended shall be deemed Servicing Advances. Each liquidation of a Foreclosure Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Procedures, and the resulting Liquidation Proceeds shall be distributed in accordance with the Section 5.1.

     Section 4.05 Access to Certain Documentation and Information Regarding the Loans.

     The Servicer shall provide to the Issuer, the Indenture Trustee and the Securityholders and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 4.06 Subservicing.

     (a) The Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is an Eligible Servicer. The Servicer shall give prior written notice to the Issuer and the Indenture Trustee of the appointment of any Subservicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing
Agreement and to either directly service the related Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     In the event of termination of any Subservicer, and unless a successor Subservicer has otherwise been appointed, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any additional act or deed on the part of such Subservicer or the Servicer, and the Servicer shall service directly the related Loans.

     Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee in the event that the Servicer shall, for any reason, no longer be the Servicer. In no event shall any Subservicing Agreement require the Indenture Trustee, as Successor Servicer, for any reason whatsoever to pay compensation to a Subservicer in order to terminate such Subservicer.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Issuer, the Indenture Trustee and Securityholders for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer, on behalf of the Issuer, the Indenture Trustee and the Securityholders pursuant to Section 4.7, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements which accrued prior to the transfer of servicing to the successor Servicer. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

     (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and none of the Issuer, the Indenture Trustee or the Securityholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 4.6(c).

     (f) In those cases where a Subservicer is servicing a Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account. The Subservicer will be required to deposit into the Subservicing Account no later than the first Business Day after receipt all proceeds of Loans received by the Subservicer and remit such proceeds to the Servicer for deposit in the Collection Account not later than the Business Day following receipt thereof by the Subservicer. Notwithstanding anything in this clause (f) to the contrary, the Subservicer shall only be able to withdraw funds from the Subservicing Account for the purpose of remitting such funds to the Servicer for deposit into the Collection Account. The Servicer shall require the Subservicer to cause any collection agent of the Subservicer to send a copy to the Servicer of each statement of monthly payments collected by or on behalf of the Subservicer within five Business Days after the end of every month, and the Servicer shall compare the information provided in such reports with the deposits made by the Subservicer into the Collection Account for the same period. The Servicer shall be deemed to have received payments on the Loans on the date on which the Subservicer has received such payments.

     Section 4.07 Successor Servicers.

     In the event that the Servicer is terminated pursuant to Section 10.1, or resigns pursuant to Section 9.4 or otherwise becomes unable to perform its obligations under this Agreement, the Indenture Trustee will become the successor servicer or will appoint a successor servicer in accordance with the

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

provisions of Section 10.2; provided that any successor servicer, including the Indenture Trustee, shall satisfy the requirements of an Eligible Servicer and shall be approved by the Rating Agencies.

     Section 4.08 Maintenance of Hazard Insurance; Property Protection Expenses.

     The Servicer shall cause to be maintained for each Loan fire and hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the least of (i) the maximum insurable value of the improvements securing such Loan from time to time, (ii) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the least of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure.

     Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with Accepted Servicing Procedures, subject to the terms and conditions of the related Mortgage and Debt Instrument) shall be deposited in the Collection Account, subject to withdrawal as set forth herein.

     Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Securityholders, be added to the Principal Balance of the related Loan, notwithstanding that the terms of such Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or Foreclosure Property is located at the time of origination of the Loan in a federally designated special flood hazard area (and if the flood insurance policy referenced herein has been made available), the Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the least of (i) the sum of the Principal Balance of the related Loan and any Senior Lien, (ii) the maximum insurable value of the related Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     Section 4.09 Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a general policy rating of A:VIII or better in Best's Key Rating Guide, insuring against fire and hazards of extended coverage on all of the Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Loans without co-insurance, and otherwise complies with the requirements of Section 4.8, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 4.8, it being understood and agreed that such blanket policy may contain a deductible clause that is in form and substance consistent with standard industry practice for servicers of mortgage loans comparable to the Loans, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.8, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.8 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee or any Securityholder, the Servicer shall cause to be delivered to the Indenture Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Securityholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

     Section 4.10 Reports to the Securities and Exchange Commission.

     The Indenture Trustee shall, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission all reports on Forms 8-K and 10-K required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Indenture Trustee, each of the Servicer and the Depositor shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 4.10.

     Section 4.11 Payment of Taxes, Insurance and Other Charges.

     The Servicer may and, if required by the Servicer, the Subservicers shall, establish and maintain one or more accounts (the "Servicing Accounts"), into which any collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items;
(ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances with respect to taxes, assessments and insurance premiums and with respect to hazard insurance; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 11.1. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement from the Issuer, the Indenture Trustee, or any Securityholder therefor. Upon request of the Indenture Trustee, the Depositor or the Servicer shall cause the bank, savings association or other depository for each Servicing Account to forward to the Indenture Trustee copies of such statements or reports as the Indenture Trustee, the Depositor, or any Securityholder shall reasonably request.

     Section 4.12 Filing of Continuation Statements.

     On or before the fifth anniversary of the filing of any financing statements by ______ or the Depositor, respectively, with respect to the assets conveyed to the Issuer or the Depositor, as the case may be, shall prepare, have executed by the necessary parties and file in the proper jurisdictions all financing and continuation statements necessary to maintain the liens, security interests, and priorities of such liens and security interests that have been granted by ______ or the Depositor, as the case may be, and ______ Savings Bank, Federal Savings Bank or ______ Investments Holdings, Inc, as the case may be shall continue to file on or before each fifth anniversary of the filing of any financing and continuation statements such additional financing and continuation statements until the Issuer has been dissolved pursuant to Section 9.1 of the Trust Agreement. The Indenture Trustee agrees to cooperate with ______ and the Depositor in preparing, executing and filing such statements. The Indenture Trustee agrees to notify ______ and the Depositor on the third Distribution Date prior to each such fifth anniversary of the


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

requirement to file such financing and continuation statements. The filing of any such statement with respect to ______ and the Depositor shall not be construed as any indication of an intent of any party contrary to the expressed intent set forth in Section 2.2 or Section ____ of the Loan Purchase Agreement or Section ____ of the Loan Sale Agreement. If ______ or the Depositor has ceased to do business whenever any such financing and continuation statements must be filed or ______ or the Depositor fails to file any such financing statements or continuation statements at least one month prior to the expiration thereof and the Indenture Trustee is notified of such failure or has actual knowledge thereof, the Indenture Trustee shall perform the services required under this Section 4.12.


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

                                   ARTICLE V.

                        ESTABLISHMENT OF TRUST ACCOUNTS

     Section 5.01 Collection Account and Note Distribution Account.

     (a) (1) Establishment of Collection Account. The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained one or more Collection Accounts, which shall be separate Eligible Accounts, which may be interest-bearing, entitled "Collection Account, _____________________________, as Indenture Trustee, in trust for the First Union Home Loan Asset Backed Securities, Series __________". The Collection Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement in the form attached hereto as Exhibit H between the Servicer and the depository institution. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Collection Account shall be invested in accordance with Section 5.3.

     The Collection Account shall be established, as of the Closing Date, with the Indenture Trustee as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Issuer and the Indenture Trustee, be transferred to a different depository institution so long as such transfer is to an Eligible Account reasonably acceptable to the Indenture Trustee.

     (2) Establishment of Note Distribution Account. No later than the Closing Date, the Servicer, for the benefit of the Securityholders, shall cause to be established and maintained with the Indenture Trustee one or more Note Distribution Accounts, which shall be separate Eligible Accounts, which may be interest-bearing and which shall be entitled "Note Distribution Account, _____________________________________, as Indenture Trustee, in trust for the
First Union Home Loan Asset Backed Securities, Series ______________". Funds in the Note Distribution Account shall be invested in accordance with Section 5.3.

     (b) (1) Deposits to Collection Account. The Servicer shall use its best efforts to deposit or cause to be deposited (without duplication) within two (2) Business Days, of receipt thereof in the Collection Account and retain therein in trust for the benefit of the Securityholders:

          (i) all payments on account of interest and principal on the Loans collected after the Cut-Off Date;

          (ii) all Net Liquidation Proceeds and Post Liquidation Proceeds pursuant to Section 4.2 or Section 4.4;

          (iii) all Insurance Proceeds;

          (iv) all Released Mortgaged Property Proceeds;

          (v) any amounts payable in connection with the repurchase of any Loan and the amount of any Substitution Adjustment pursuant to Section 2.6 and
     Section 3.5;

          (vi) any amount required to be deposited in the Collection Account pursuant to the receipt of proceeds from any insurance policies under
     Section 4.3 or the deposit of the Termination Price under Section 11.2; and

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

          (vii) any amounts to be transferred from the Capitalized Interest Account.

     The Servicer shall be entitled to retain and not deposit into the Collection Account any amounts (such as assumption fees, modification fees, and other administrative fees, insufficient funds charges, prepayment penalties, late payment charges and investment income on earnings on the Trust Accounts (other than on the Note Distribution Account)) received with respect to a Loan that constitute additional Servicing Compensation pursuant to Section 7.3, and such amounts retained by the Servicer during a Due Period shall be excluded from the calculation of the Servicing Compensation that is distributable to the Servicer from the Note Distribution Account on the next Distribution Date following such Due Period.

     (2) Deposits to Note Distribution Account. On the Remittance Date of each month the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account the Available Collection Amount and deposit such Available Collection Amount into the Note Distribution Account for such month's Distribution Date. In addition, on each of the first three Distribution Dates, the Indenture Trustee shall withdraw from the Prefunding Account the amounts of any Pre-Funding Earnings for the related Due Period or any amounts referred to in Section 5.5(b) or Section 5.5(c), and deposit such into the Note Distribution Account.

     (3) Withdrawals from Collection Account. The Indenture Trustee, at the direction of the Servicer shall also make the following withdrawals from the Collection Account, in no particular order of priority:

          (i) to withdraw any amount not required to be deposited in the Collection Account or deposited therein in error;

          (ii) on each Distribution Date, to pay to the Servicer any accrued and unpaid Servicing Fees and any additional Servicing Compensation pursuant to
     Section 7.3 not withheld pursuant to Section 5.1(b)(1);

          (iii) on each Distribution Date, to pay to the Servicer any unreimbursed Servicing Advances; provided, however, that the Servicer's right to reimbursement for unreimbursed Servicing Advances shall be limited to late collections (excluding the scheduled monthly payments) on the related Loans, including, without limitation, late collections constituting Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds, Post Liquidation Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed;

          (iv) on each Distribution Date, to reimburse the Servicer for any Servicing Advances determined by the Servicer in good faith to have become Nonrecoverable Servicing Advances.

          (v) make payments set forth in Section 9.1(e).

     (c) Withdrawals from Note Distribution Account. To the extent funds are available in the Note Distribution Account, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Distribution Date) shall make withdrawals therefrom by 11:00 a.m. (New York City time) on each Distribution Date, for application in the following order of priority:

          (i) to distribute on such Distribution Date the following amounts pursuant to the Indenture in the following order: (a) to the Servicer, an amount equal to the Servicing Compensation (net of any amounts retained prior to deposit into the Collection Account pursuant to Section 5.1(b)(1)) and all unpaid Servicing Compensation from prior due periods, (b) to the

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

     Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Distribution Dates, (c) to the Depositor, in trust for the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Distribution Dates and (d) to the Custodian, an amount equal to the Custodian Fee and all unpaid Custodian Fees from prior Distribution Dates; and

          (ii) to deposit into the Certificate Distribution Account the applicable portions of the Available Distribution Amount distributable in respect of the Residual Interests calculated pursuant to Section 5.1(d) and
     Section 5.1(e) below on such Distribution Date;

     Notwithstanding that the Notes have been paid in full, the Indenture Trustee and the Servicer shall continue to maintain the Collection Account and the Note Distribution Account hereunder until the Class Principal Balance of each Class of Securities has been reduced to zero.

     (d) On each Distribution Date the Indenture Trustee shall distribute the Regular Distribution Amount from the Note Distribution Account (in the case of all amounts distributable to Noteholders), in the following order of priority:

          (i) to the holders of the Senior Notes, the Senior Noteholders' Interest Distributable Amount for such Distribution Date allocated to each Class of Senior Notes, pro rata, based on the amount of interest distributable in respect of each such Class based on the related Note Interest Rate;

          (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, their respective portions of the Class M-1 Noteholders' Interest Distributable Amount and the Class M-2 Noteholders' Interest Distributable Amount, respectively, for such Distribution Date;

          (iii) to the holders of the Class B Notes, the Class B Noteholders' Interest Distributable Amount for such Distribution Date;

          (iv) if with respect to such Distribution Date the Pre-Funding Pro Rata Distribution Trigger has occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed as principal to all Classes of Notes and the Residual Interests (which initially are represented by the Overcollateralization Amount on the Closing Date), pro rata, based on the Original Class Principal Balances thereof and the Residual Interests as so represented in relation to the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount;

          (v) sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of the Senior Notes to the Senior Optimal Principal Balance for such Distribution Date;

          (vi) sequentially, to the holders of the Class M-1 and the Class M-2 Notes, in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date;

          (vii) to the holders of the Class B Notes, the amount necessary to reduce the Class Principal Balance thereof to zero;

          (viii) to the holders of the Class M-1 Notes, Class M-2 Notes and the Class B Notes, in that order, until their respective Loss Reimbursement Deficiencies have been paid in full first, as a payment of principal and then as a payment of interest; and

          (ix) any remaining amount to the holders of the Residual Interests.

     (e) On each Distribution Date prior to the termination of the Spread Deferral Period, the Indenture Trustee shall deposit the Excess Spread, if any, to the Certificate Distribution Account for distribution to the holders of the Residual Interests; on each Distribution Date following (and to the extent of) the termination of the Spread Deferral Period, the Indenture Trustee shall distribute the Excess Spread, if any, in the following order of priority (in each case, after giving effect to the distributions in Section 5.1(d)):

          (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

               (A) to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until each respective Class Principal Balance thereof is reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of the Senior Notes to the Senior Optimal Principal Balance for such Distribution Date;

               (B) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class M-1 Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively, for such Distribution Date; and

               (C) to the holders of the Class B Notes, until the Class Principal Balance thereof has been reduced to zero; and

          (ii)  sequentially,  to the Class M-1,  the Class M-2 and the Class B
     Notes,  in  that  order,   until  their   respective   Loss   Reimbursement
     Deficiencies, if any, have been paid in full, first as a payment of principal and then as a payment of interest; and

          (iii) any remaining amount to the holders of the Residual Interests.

     (f) Notwithstanding the priorities specified above, on any Distribution Date as to which the Class Principal Balances of each of the Class M-1, Class M-2 and Class B Notes and the Overcollateralization Amount have been reduced to zero, distributions of principal on the Classes of Senior Notes will be applied to such Classes pro rata based on their respective Class Principal Balances.

     Section 5.02  Certificate  Distribution  Account and  Distributions  on the
Notes.

     (a) Establishment. No later than the Closing Date, the Servicer, for the benefit of the Securityholders, shall cause to be established and maintained with the Indenture Trustee for the benefit of the Owner Trustee on behalf of the Certificateholders one or more separate Eligible Accounts, which Trust Account(s) shall be entitled "Certificate Distribution Account, ________ ________________________________, as Indenture Trustee, in trust for the
_______________ Trust Series ______". Funds in the Certificate Distribution Account shall be invested in accordance with Section 5.3.

     (b) Distributions. On each Distribution Date the Indenture Trustee shall withdraw from the Note Distribution Account all amounts required to be deposited in the Certificate Distribution Account with respect to such Distribution Date pursuant to Section 5.1(c)(ii) and will remit such amount to the Owner Trustee or the Co-Owner Trustee for deposit into the Certificate Distribution Account. The Indenture Trustee shall distribute all remaining amounts on deposit in the Note Distribution Account to the holders of the Notes to the extent of amounts due and unpaid on the Notes for principal thereof and interest thereon. The Owner Trustee or the Co-Owner Trustee shall distribute all amounts on deposit in the Certificate Distribution Account to the holders of the Residual Interests.

     (c) All distributions made on the Notes on each Distribution Date will be made on a pro rata basis among the Noteholders of record of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, and except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of such Noteholder, if such Noteholder shall own of record Notes which have original denominations aggregating at least $________________ and shall have so notified the Indenture Trustee, and otherwise by check mailed to the address of such Noteholder appearing in the Notes Register. The final distribution on each Note will be made in like manner, but only upon presentment and surrender of such Note at the location specified in the notice to Noteholders of such final distribution.

     (d) All distributions made on the Residual Interests on each Distribution Date will be made on a pro rata basis among the holders of the Residual Interests of record on the next preceding Record Date based on the Percentage Interest represented by their respective Residual Interests, and except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of each such holder, if such holder shall own of record a Residual Interest having an original denomination aggregating at least a _______% Percentage Interest thereof and shall have so notified the Owner Trustee or Co-Owner Trustee. The final distribution on each Residual Interest will be made in like manner, but only upon presentment and surrender of such Residual Interest at the location specified in the notice to holders of the Residual Interests of such final distribution.

     Section 5.03 Trust Accounts; Trust Account Property.

     (a) Control of Trust Accounts. Each of the Trust Accounts established hereunder has been pledged by the Issuer to the Indenture Trustee under the Indenture and shall be subject to the lien of the Indenture. In addition to the provisions hereunder, each of the Trust Accounts shall also be established and maintained pursuant to the Indenture. Amounts distributed from each Trust Account in accordance with the Indenture and this Agreement shall be released from the lien of the Indenture upon such distribution thereunder or hereunder. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account) and in all proceeds thereof (excluding all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Trust Estate. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust Account, and
(iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account.

     With respect to the Trust Accounts (other than the Certificate Distribution Account), the Indenture Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Indenture Trustee for the benefit of the Securityholders and the Issuer, as the case may be, and the Indenture Trustee shall have sole signature and withdrawal authority with respect thereto.


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

     In addition to this Agreement and the Indenture, the Certificate Distribution Account established hereunder also shall be subject to and established and maintained in accordance with the Trust Agreement. Subject to rights of the Indenture Trustee hereunder and under the Indenture, the Owner Trustee or Co-Owner Trustee shall possess all right, title and interest for the benefit of the Certificateholders in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (excluding all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Trust Estate. Subject to the rights of the Indenture Trustee, the Owner Trustee and Co-Owner Trustee agree, by its acceptance hereof, that such Certificate Distribution Account shall be subject to the sole and exclusive custody and control of the Owner Trustee and Co-Owner Trustee for the benefit of the Issuer and the parties entitled to distributions therefrom, including without limitation, the Certificateholders, and the Owner Trustee and the Co-Owner Trustee shall have sole signature and withdrawal authority with respect to the Certificate Distribution Account. Notwithstanding the preceding, the distribution of amounts from the Certificate Distribution Account in accordance with Section 5.2(b) also shall be made for the benefit of the Indenture Trustee (including without limitation with respect to its duties under the Indenture and this Agreement relating to the Trust Estate), and the Indenture Trustee (in its capacity as Indenture Trustee) shall have the right, but not the obligation to take custody and control of the Certificate Distribution Account and to cause the distribution of amounts therefrom in the event that the Owner Trustee fails to distribute such amounts in accordance with
Section 5.2(d) and Section 5.2(e).

     Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee or Co-Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee or Owner Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Indenture Trustee or Owner Trustee to carry out its respective duties herein or under the Indenture or the Trust Agreement, as applicable.

     (b) (1) Investment of Funds. So long as no Event of Default shall have occurred and be continuing, the funds held in any Trust Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed by the Servicer in writing or by telephone or facsimile transmission confirmed in writing by the Servicer, except that funds held in the Note Distribution Account shall be invested by the Indenture Trustee in Permitted Investments selected by it. In any case, funds in any Trust Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than the Business Day immediately preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity subject to Section 5.3(b)(2). All interest and any other investment earnings on amounts or investments held in the Collection Account shall be deposited into the Collection Account immediately upon receipt by the Indenture Trustee, or in the case of the Certificate Distribution Account, the Owner Trustee or Co-Owner Trustee, as applicable but shall be payable to the Servicer as additional Servicing Compensation and may be withdrawn from the Collection Account pursuant to Section 5.1(b)(3)(ii). All interest and any other investment earnings on amounts or investments held in the Note Distribution Account shall be payable to the Indenture Trustee. All Permitted Investments in which funds in any Trust Account (other than the Certificate Distribution Account) are invested must be
held       by       or        registered        in       the       name       of
"__________________________________________,  as Indenture Trustee, in trust for the First Union Home Loan Asset Backed Securities, Series ________". While the Co-Owner Trustee holds the Certificate Distribution Account, all Permitted Investments in which funds in the Certificate Distribution Account are invested shall be held by or registered in the name of "_______________________________, as Co-Owner Trustee, in trust for the First Union Home Loan Asset Backed Securities, Series ________".

     (2) Insufficiency and Losses in Trust Accounts. If any amounts are needed for disbursement from any Trust Account held by or on behalf of the Indenture Trustee and sufficient uninvested funds are


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

not available to make such disbursement, the Indenture Trustee, or Owner Trustee or Co-Owner Trustee in the case of the Certificate Distribution Account, shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account. The Indenture Trustee, or Owner Trustee or Co-Owner Trustee in the case of the Certificate Distribution Account, shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Indenture Trustee or Owner Trustee or Co-Owner Trustee, respectively, to perform in accordance with this
Section 5.3.

     If any losses are realized in connection with any investment in any Trust Account pursuant to this Agreement and the Indenture, then the Servicer shall deposit the amount of such losses (to the extent not offset by income from other investments in such Trust Account) in such Trust Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in any Trust Account shall be taxed to the Issuer and for federal and state income tax purposes the Issuer shall be deemed to be the owner of each Trust Account.

     (c) Subject to Section 6.1 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

     (d) With respect to the Trust Account Property, the Indenture Trustee acknowledges and agrees that:

          (A) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Accounts, subject to the last sentence of the first paragraph of Section 5.3(a); and each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

          (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph
     (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

          (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

          (D) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph
     (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

     (e) The Servicer shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Issuer to carry out


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

their respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     Section 5.04 Allocation of Losses.

     (a) In the event that Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Loan are less than the related Principal Balance plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Loan, such Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment shall be applied to payment of the related Debt Instrument, first to interest accrued at the Loan Interest Rate and then to principal.

     (b) On any Distribution Date, any Allocable Loss Amounts shall be applied to the reduction of the Class Principal Balances of the Class B, the Class M-1 and Class M-2 Notes in accordance with the Allocable Loss Amount Priority.

     Section 5.05 Pre-Funding Account.

     (a) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders.

     On the Closing Date, the Owner Trustee will deposit in the Pre-Funding Account the Pre-Funded Amount from the net proceeds of the sale of the Notes. On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in
Section 2.7 with respect to such transfer, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Loans transferred to the Issuer on such Subsequent Transfer Date, and to distribute such amount to or upon the order of the Depositor.

     (b) If the Pre-Funded Amount has not been reduced to zero on the last day of the Pre-Funding Period after giving effect to any reductions in the Pre-Funded Amount on such date pursuant to paragraph (a) above, the Indenture Trustee in writing shall withdraw from the Pre-Funding Account on the Mandatory Redemption Date and (i) if the Pre-Funded Amount is less than $50,000 deposit such amount in the Note Distribution Account to be applied to reduce the Outstanding Amount of the Class of Notes then entitled to distributions of principal and (ii) if the Pre-Funded Amount is greater than or equal to $50,000, deposit such amounts to the Note Distribution Account for distribution pursuant to Section 5.1(d)(iv).

     (c) On the Business Day preceding each of the second and third Distribution Dates, if applicable, the Indenture Trustee shall withdraw the related Pre-Funding Earnings for the related Due Period and deposit such amounts into the Note Distribution Account.

     Section 5.06 Capitalized Interest Account.

     (a) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Account (the "Capitalized Interest Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

     (b) On each Determination Date during the Pre-Funding Period (including the Determination Date in the month following the Due Period during which the
Pre-Funding Period ends), the Indenture Trustee will withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement and deposit such amount into the Collection Account.


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

     (c) On the Mandatory Redemption Date, any amounts remaining in the Capitalized Interest Account shall be paid to the Depositor.



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

                                  ARTICLE VI.

              STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS

     Section 6.01 Statements.

     (a) No later than each Determination Date, the Servicer shall deliver to the Indenture Trustee (i) a printed report setting forth the payments and collections received with respect to the Loans during the Due Period for the month immediately preceding the month in which such Determination Date occurs (each such tape, a "Servicer Remittance Report") and (ii),if not included in the Servicer Remittance Report, a printed report and an electromagnetic tape in computer readable format, setting forth the information described in clauses (A) --(I) of Section 6.1(b) for the month immediately preceding the month in which such Determination Date occurs (such report, a "Delinquency Report"). Furthermore, no later than each Determination Date, the Servicer shall deliver to the Indenture Trustee a magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing the Loans during the related Due Period as the Indenture Trustee may reasonably require.

     (b) On each Distribution Date, Indenture Trustee shall distribute, based on information provided by the Servicer, a monthly statement (the "Distribution Statement"), to the Depositor, the Securityholders and the Rating Agencies, stating the date of original issuance of the Securities (day, month and year), the name of the Issuer (i.e. "_______________ Trust ____________"), the series designation of the Notes (i.e., "Series ___________"), the date of this Agreement and the following information:

          (i) the Available Collection Amount and Available Distribution Amount for the related Distribution Date;

          (ii) the Class Principal Balance of each Class of Notes before and after giving effect to distributions made to the holders of such Securities on such Distribution Date, and the Pool Principal Balance as of the first and last day of the related Due Period;

          (iii) the Class Factor with respect to each Class of the Securities then outstanding;

          (iv) the amount of principal and interest received on the Loans during the related Due Period;

          (v) with respect to each Class of Notes, the Optimal Principal Balance thereof;

          (vi) the Overcollateralization Deficiency Amount, and any amount to be distributed to the Noteholders or the holders of the Residual Interests on such Distribution Date;

          (vii) the Servicing Compensation, the Indenture Trustee Fee, the Owner Trustee Fee and the Custodial Fee for such Distribution Date;

          (viii) the Overcollateralization Amount on such Distribution Date, the Overcollateralization Target Amount as of such Distribution Date, the Net Loan Losses incurred during the related Due Period, the cumulative Net Loan Losses as of such Distribution Date and Allocable Loss Amount for such Distribution Date;

          (ix) the weighted average maturity of the Loans and the weighted average Loan Interest Rate of the Loans;

          (x)  certain  performance   information,   including  delinquency  and
     foreclosure information with respect to the Loans, as set forth in the Servicer's Monthly Remittance Report; and

          (xi) the Pre-Funding Amount at the end of the related Due Period.

     In addition, on each Distribution Date the Indenture Trustee shall distribute to each Securityholder, together with the information described above, the following information based solely upon information provided to the Indenture Trustee pursuant to Section 6.1(a) upon which the Indenture Trustee may conclusively rely without independent verification:

               (A) the number and aggregate Principal Balance (including the percentage equivalent relative to the aggregate Principal Balance of all Loans) of Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 days or more delinquent (which statistics shall include Loans in foreclosure and bankruptcy but which shall exclude Foreclosure Properties), as of the close of business on the last day of the calendar month next preceding such Distribution Date and the aggregate Principal Balances of all Loans as of such date;

               (B) the number of, and aggregate Principal Balance of, all Loans in foreclosure proceedings (other than any Loans described in clause
          (C)) and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the calendar month next preceding such Distribution Date;

               (C) the number of, and the aggregate Principal Balance of, the related Loans in bankruptcy proceedings (other than any Loans described in clause (B)) and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the calendar month next preceding such Distribution Date;

               (D) the number of Foreclosure Properties, the aggregate Principal Balances of the related Loans, the book value of such Foreclosure Properties and the percent of the aggregate Principal Balances of such Loans to the aggregate Principal Balances of all Loans, all as of the close of business on the last day of the calendar month next preceding such Distribution Date;

               (E) for each Foreclosure Property, the Principal Balance of the related Loan, the loan number of such Loan, the value of the Mortgaged Property, the value established by any new appraisal, the estimated cost of disposing of the Loan and the amount of any unreimbursed Servicing Advances;

               (F) for each Loan which is in foreclosure, the Principal Balance of such Loan, the book value of the Mortgaged Property, the combined loan-to-value ratio as of the date of origination, the combined loan-to-value ratio as of the close of business on the last day of the calendar month next preceding such Distribution Date and the last paid-to-date;

               (G) the principal balance of each Loan that was modified or extended pursuant to the terms hereof;

               (H) during the related Due Period, the number of and aggregate Principal Balance and the loan numbers of Loans for each of the following: (A)


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

          that became Liquidated Loans, (B) that became Defective Loans pursuant to Section 3.5 as a result of such Defective Loans being Defective Loans, and (C) that became Defaulted Loans;

               (I) from the Closing Date through the most current Due Period, the number of and cumulative aggregate Principal Balance of Loans for each of the following: (A) that became Liquidated Loans, (B) that became Defective Loans pursuant to Section 3.5 as a result of such Deleted Home loans being Defective Loans, and (C) that became Defective Loans pursuant to Section 3.5 as a result of such Defective Loans being Defaulted Loans or a Loan in default or imminent default, including the foregoing amounts by loan type (i.e. Combination Loans or Debt Consolidation Loans); and

               (J) the Net Delinquency Calculation Amount for such Distribution Date.

     All reports prepared by the Indenture Trustee of the withdrawals from and deposits in the Collection Account will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer, and the Indenture Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

     (c) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person who at any time during the calendar year was a Securityholder, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (b)(iv) and (vii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Securityholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that comparable information shall be prepared and furnished by the Indenture Trustee to the Securityholders pursuant to any requirements of the Code as are from time to time in effect.

     (d) On each Distribution Date, the Indenture Trustee shall forward to the holder of each Residual Interest a copy of the Distribution Statement in respect of such Distribution Date and a statement setting forth the amounts actually distributed to such holders of the Residual Interests on such Distribution Date, together with such other information as the Indenture Trustee deems necessary or appropriate.

     (e) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person who at any time during the calendar year was a holder of a Residual Interest, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a holder of a Residual Interest.

     (f) Upon reasonable advance notice in writing, the Servicer will provide to each Securityholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Loans sufficient to permit such Securityholder to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in such Securities.

     (g) The Indenture Trustee shall forward to each Noteholder and the holder of a Residual Interest, during the term of this Agreement, such periodic, special, or other reports, including information tax returns or reports required with respect to the Notes and the Residual Interests, including Internal


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

Revenue Service Forms 1099 and (if instructed in writing by the Depositor on the basis of the advice of legal counsel) Form 1066, Schedule Q and other similar reports that are required to be filed by the Indenture Trustee or its agent and the holder of a Residual Interest, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Noteholders or the holder of a Residual Interest, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Noteholders or the holder of a Residual Interest may reasonably require.

     (h) Reports and computer tapes furnished by the Servicer and the Indenture Trustee pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or the Servicer or for any other purpose except as set forth in this Agreement.

     Section 6.02 Reports of Foreclosure and Abandonment of Mortgaged Property.

     Each year beginning in 1998 the Servicer, at its expense, shall make the reports of foreclosures and abandonments of any Mortgaged Property required by
Section 6050J of the Code. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J of the Code.

     Section 6.03 Specification of Certain Tax Matters.

     Each Securityholder in whose name a Security is registered shall provide the Indenture Trustee with a completed and executed Form W-9 or Form W-8, as applicable, prior to purchasing a Security. The Indenture Trustee shall comply with all requirements of the Code, and applicable state and local law, with respect to the withholding from any distributions made to any Securityholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.


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

                                  ARTICLE VII.

                          GENERAL SERVICING PROCEDURE

     Section 7.01 Assumption Agreements.

     Except as otherwise provided in the next sentence, the Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Debt Instrument and/or the Mortgage), exercise its rights to accelerate the maturity of such Loan under the "due-on-sale" clause, if any, applicable thereto. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or enforcement would materially increase the risk of default or delinquency on, or impair the security for, the Loan, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Debt Instrument and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Debt Instrument. In connection with any assumption or substitution, the Servicer shall apply Accepted Servicing Procedures. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Debt Instrument (including, but not limited to, the related Loan Interest Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee the original copy of such substitution or assumption agreement, which copy shall be added to the related Indenture Trustee's Loan File and shall, for all purposes, be considered a part of such Indenture Trustee's Loan File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or by the terms of the Debt Instrument or any assumption which the Servicer believes in good faith that it may be restricted by law from preventing, for any reason whatever. For purposes of this Section 7.1, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     Section 7.02 Satisfaction of Mortgages and Release of Indenture Trustee's Loan Files.

     Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will notify the Indenture Trustee by an appropriate certification of a Servicing Officer in the form of Exhibit D and shall request delivery to it of the Indenture Trustee's Loan File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Indenture Trustee's Loan File to the Servicer. The Servicer shall provide for preparation of the appropriate instrument of satisfaction covering any Loan that pays in full and, on behalf of the Indenture Trustee the Servicer shall execute or, to the extent that the Servicer cannot so execute on behalf of the Indenture Trustee, the Indenture Trustee shall cooperate in the execution and return of such instrument to provide for its delivery or recording as may be required. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any Trust Account or shall be otherwise chargeable to the Issuer, the Indenture Trustee or the Securityholders.

     From time to time and as appropriate for the servicing or foreclosure of any Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a Request for Release of Indenture Trustee's Loan File in the form of Exhibit D, release the related Indenture Trustee's Loan File to the Servicer, and the Indenture Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every Indenture Trustee's Loan File previously requested from the Indenture Trustee's Loan File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Net Liquidation Proceeds relating to the Indenture Trustee's Loan File have been deposited in the Collection Account or the Indenture Trustee's Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Indenture Trustee's Loan File was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, a copy of the Request for Release shall be released by the Indenture Trustee to the Servicer.

     On behalf of the Indenture Trustee, the Servicer shall execute or, to the extent that the Servicer cannot so execute on behalf of the Indenture Trustee, upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Debt Instrument or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Debt Instrument or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Debt Instrument or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Debt Instrument or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Indenture Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee's satisfaction that the related Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Collection Account.

Section 7.03 Servicing Compensation.


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     As compensation for its services hereunder,  the Servicer shall be entitled to retain from amounts otherwise required to be deposited into the Collection Account, the Servicing Fee out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of assumption fees, modification fees, and other administrative fees, insufficient funds charges, prepayment penalties, amounts remitted pursuant to
Section 7.1, late payment charges and investment income on earnings on the Trust Accounts shall be part of the Servicing Compensation payable to the Servicer hereunder and shall be paid either by the Servicer retaining such additional servicing compensation prior to deposit in the Collection Account pursuant to
Section 5.1(b)(1) or if deposited into the Collection Account as part of the Servicing Compensation withdrawn from the Note Distribution Account pursuant to
Section 5.1(b)(3).

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicer also agrees to pay all annual Rating Agency monitoring fees.

     Section 7.04 Statement as to Compliance and Financial Statements.

     The Servicer will deliver to the Indenture Trustee and the Depositor not later than 90 days following the end of each Servicer's Fiscal Year (beginning with ____________ which will cover activities during the fiscal year ________), an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

     Contemporaneously with the submission of the Officers' Certificate required by the preceding paragraph, the Servicer shall deliver to the Trustee a copy of its annual audited financial statements prepared in the ordinary course of business. The Servicer shall, upon the request of the Depositor, deliver to such party any unaudited quarterly financial statements of the Servicer.

     The Servicer agrees to make available on a reasonable basis to the Depositor a knowledgeable officer of the Servicer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Depositor or the Underwriters on reasonable notice to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Depositor or the Underwriters that the Servicer has the ability to service the Loans in accordance with this Agreement.

     The Servicer shall also furnish and certify to the requesting party such other information as to (i) its organization, activities and personnel relating to the performance of the obligations of the Servicer hereunder, (ii) its financial condition, (iii) the Loans and (iv) the performance of the obligations of any Subservicer under the related Subservicing Agreement, in each case as the Indenture Trustee or the Depositor may reasonably request from time to time.

     Section 7.05 Independent Public Accountants' Servicing Report.

     Not later than 90 days following the end of each Servicer's Fiscal Year (beginning with __________ which will cover activities during the fiscal year ______), the Servicer at its expense shall cause any of Arthur Andersen & Co., Coopers & Lybrand, Deloitte & Touche, Ernst & Young, KPMG Peat Marwick and Price Waterhouse & Co. or such other nationally recognized firm of Independent Certified Public Accountants (which may also render other services to the Servicer) to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records


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relating to the servicing of the Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Loans and this Agreement) substantially similar to one another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC requires it to report, each of which errors and omissions shall be specified in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.

     Section 7.06 Right to Examine Servicer Records.

     Each Securityholder, the Indenture Trustee, the Issuer and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement) whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. Each Securityholder, the Indenture Trustee and the Issuer agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.

     Section  7.07  Reports  to  the  Indenture   Trustee;   Collection  Account
Statements.

     If the Collection Account is not maintained with the Indenture Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.1(b)(1), the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in Section 5.1(b)(2) and
Section 5.1(b)(3) for the related Due Period.


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                                 ARTICLE VIII.

                       REPORTS TO BE PROVIDED BY SERVICER

     Section 8.01 Financial Statements.

     The Servicer understands that, in connection with the transfer of the Securities, Securityholders may request that the Servicer make available to the Securityholders and to prospective Securityholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

     The Servicer also agrees to make available on a reasonable basis to the Securityholders or any prospective Securityholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Securityholders and any prospective Securityholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Securityholders and such prospective Securityholder that the Servicer has the ability to service the Loans in accordance with this Agreement.


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                                  ARTICLE IX.

                                  THE SERVICER

     Section 9.01 Indemnification; Third Party Claims.

     (a) The Servicer shall indemnify the Depositor, the Issuer, the Owner Trustee, the Co-Owner Trustee, and the Indenture Trustee (each an "Indemnified Party") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement; provided, however, that if the Servicer is not liable pursuant to the provisions of Section 9.1(d) for its failure to perform its duties and service the Loans in compliance with the terms of this Agreement, then the provisions of this Section
9.1 shall have no force and effect with respect to such failure.

     (b) The Depositor, the Owner Trustee, the Co-Owner Trustee, or the Indenture Trustee, as the case may be, shall promptly notify the Servicer if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement. The Servicer shall promptly notify the Indenture Trustee and the Depositor of any claim of which it has been notified pursuant to this Section 9.1 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor of its intended course of action with respect to any claim.

     (c) The Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Servicer, (b) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section 9.1 shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.

     (d) Neither the Depositor nor the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer, or members or affiliates of the Depositor shall be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any specific liability imposed on the Depositor or the Servicer herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer or the Depositor, as the case may be, or by reason of reckless disregard of the obligations and duties of the Servicer or the Depositor, as the case may be, hereunder. The Depositor, the Servicer and


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any director,  officer,  employee or agent of the Depositor or the Servicer,  or any member or affiliate of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

     (e) The Servicer and the Depositor and any director, officer, employee or agent of the Servicer or the Depositor shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement; provided, however, that, except as otherwise provided herein, either the Depositor or the Servicer may, with the prior consent of the Indenture Trustee, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

     Section 9.02 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Indenture Trustee and the Issuer.

     Section 9.03 Limitation on Liability of the Servicer and Others.

     (a) The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
Section 9.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Loans in accordance with this Agreement.

     (b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by _____________________, not individually or personally but solely as trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertaking and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by _____________________________ but is made and intended for the purpose for binding only the Issuer, (iii) nothing herein
contained    shall   be    construed    as    creating    any    liability    on

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

________________________________, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall ___________________________ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Basic Documents.

     Section 9.04 Servicer Not to Resign; Assignment.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) by the consent of the Indenture Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an independent opinion of counsel to such effect delivered (at the expense of the Servicer) to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer, appointed pursuant to the provisions of Section 10.2 and satisfying the requirements of
Section 4.7 with respect to the qualifications of a successor Servicer, shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder, without the prior written consent of the Indenture Trustee, and absent such written consent any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

     Section 9.05 Relationship of Servicer to Issuer and the Indenture Trustee.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer and the Indenture Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Issuer or the Indenture Trustee.

     Section 9.06 Servicer May Own Notes.

     Each of the Servicer and any affiliate of the Servicer may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an affiliate thereof except as otherwise specifically provided herein. Notes so owned by or pledged to the Servicer or such affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes; provided, however, that any Notes owned by the Servicer or any affiliate thereof, during the time such Notes are owned by any of them, shall be without voting rights for any purpose set forth in this Agreement. The Servicer shall notify the Indenture Trustee promptly after it or any of its affiliates becomes the owner or pledgee of a Note.


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                                   ARTICLE X.

                                    DEFAULT

     Section 10.01 Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Servicer to deposit in the Collection Account in accordance with Section 5.1(b) any payments in respect of the Loans received by the Servicer no later than the second Business Day following the day on which such payments were received; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given (a) to the Servicer by the Indenture Trustee or the Issuer, or (b) to the Servicer, the Indenture Trustee or the Issuer by any Majority Securityholder; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

     (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Majority Securityholders, the Indenture Trustee or the Issuer by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Loans or otherwise, shall, subject to
Section 10.2, pass to and be vested in a successor servicer, or the Indenture Trustee if a successor servicer cannot be retained in a timely manner, and the successor servicer, or Indenture Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Loans and related documents. The Servicer agrees to cooperate with the successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Loans.


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

     Section 10.02 Indenture Trustee to Act; Appointment of Successor.

     On and after the date the Servicer receives a notice of termination pursuant to Section 10.1, or the Indenture Trustee receives the resignation of the Servicer evidenced by an opinion of counsel or accompanied by the consents required by Section 9.4, or the Servicer is removed as servicer pursuant to this
Article X, then, subject to Section 4.7, the Indenture Trustee shall appoint a successor servicer to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor servicer shall not be liable for any actions of any servicer prior to it; provided further, however, that if a successor servicer cannot be retained in a timely manner, the Indenture Trustee shall act as successor Servicer. In the event the Indenture Trustee assumes the responsibilities of the Servicer pursuant to this Section 10.2, the Indenture Trustee will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing in any such Mortgaged Property State.

     In the case that the Indenture Trustee serves as successor servicer, the Indenture Trustee in such capacity shall not be liable for any servicing of the Loans prior to its date of appointment, and shall not be subject to any obligations to repurchase any Loans. The successor servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Loans which the Servicer would have been entitled to receive from the Note Distribution Account pursuant to Section 5.1(c) as if the Servicer had continued to act as servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 7.1 and Section 7.3.

     Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the Servicing Fees, together with other Servicing Compensation provided for herein. In the event the Indenture Trustee is required to solicit bids to appoint a successor servicer, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions that: (i) have a net worth of not less than $25,000,000, (ii) have a blanket fidelity bond and errors and omissions insurance coverage satisfying the requirements set forth in Section 4.3 and (iii) would not cause any rating of any Class of the Securities in effect immediately prior to such assignment to be qualified, downgraded or withdrawn, as evidenced by a letter from each Rating Agency to such effect. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee and Servicing Compensation provided for herein. Within thirty days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unpaid Servicing Fees and unreimbursed Servicing Advances made by the Indenture Trustee. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Indenture Trustee, the Issuer, any Custodian, the Servicer and any such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in any Trust Account maintained by the Servicer or which are thereafter received with respect to the Loans. Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Securityholder, the Issuer and the Depositor and, except in the case of the appointment of the Indenture Trustee as successor to the Servicer (when no consent shall be required).

     Pending appointment of a successor to the Servicer hereunder, the Indenture Trustee shall act as servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Loans as it and such successor servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.3, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement.

     In connection with any transfer of servicing responsibilities pursuant to this Section 10.2, the successor Servicer shall be responsible for all costs and expenses in connection with such transfer, other than the costs and expenses of transferring the files and records relating to the Loans which shall be at the expense of the Servicer being replaced.

     Section 10.03 Waiver of Defaults.

     The Majority Securityholders may waive any events permitting removal of the Servicer as servicer pursuant to this Article X, provided, however, that the Majority Securityholders may not waive a default in making a required distribution on a Note or Residual Interest without the consent of the related Noteholder or holders of the Residual Interests. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     Section 10.04 Accounting Upon Termination of Servicer.

     Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee the funds in any Trust Account maintained by the Servicer;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee all Loan Files and related documents and statements held by it hereunder and a Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee, the Issuer and the Securityholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                  ARTICLE XI.

                                  TERMINATION

     Section 11.01 Termination.

     This Agreement shall terminate upon notice to the Indenture Trustee of either: (a) the later of (i) the satisfaction and discharge of the Indenture pursuant to the provisions thereof or (ii) the disposition of all funds with respect to the last Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Indenture Trustee, the Owner Trustee, the Co-Owner Trustee, the Issuer and the Custodian; or (b) the mutual consent of the Servicer, the Depositor and all Securityholders in writing.

     Section 11.02 Optional Termination.

     The Majority Residual Interestholders may, at their option, effect an early termination of the Issuer on or after any Distribution Date on which the Pool Principal Balance declines to ___% or less of the Maximum Collateral Amount. The Majority Residual Interestholders shall effect such early termination by providing notice thereof to the Indenture Trustee and Owner Trustee and by purchasing all of the Loans at a price not less than the Termination Price.

     Any such early termination by the Majority Residual Interestholders shall be accomplished by depositing into the Collection Account on the Determination Date immediately preceding the Distribution Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.1(b)(1) and any amounts withdrawable therefrom by the Indenture Trustee pursuant to Section 5.1(b)(3)) shall be transferred to the Note Distribution Account pursuant to
Section 5.1(b)(2) for distribution to Securityholders on the succeeding Distribution Date; and any amounts received with respect to the Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Distribution Date shall belong to the purchaser thereof. For purposes of calculating the Available Distribution Amount for such final Distribution Date, amounts transferred to the Note Distribution Account immediately preceding such final Distribution Date shall in all cases be deemed to have been received during the related Due Period, and amounts so transferred shall be applied pursuant to Section 5.1(c) and Section 5.1(d).

     Section 11.03 Notice of Termination.

     Notice of termination of this Agreement or of early redemption and termination of the Issuer shall be sent (i) by the Indenture Trustee to the Noteholders in accordance with Section 2.06(b) of the Indenture and (ii) by the Owner Trustee to the Residual Interestholders in accordance with Section 9.1(d) of the Trust Agreement.


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

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

     Section 12.01 Acts of Securityholders.

     Except as otherwise specifically provided herein, whenever Securityholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

     Section 12.02 Amendment.

     (a) This Agreement may be amended from time to time by the Servicer, the Depositor and the Issuer by written agreement with notice thereof to the Securityholders, without the consent of any of the Securityholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Securityholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Securityholders if either (i) an opinion of counsel is obtained to such effect, and (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Securities then outstanding.

     (b) This Agreement may also be amended from time to time by the Servicer, the Depositor and the Issuer by written agreement, with the prior written consent of the Majority Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Security, without the consent of the holders of 100% of each Class of Notes affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in any manner other than as described in (i), without the consent of the holders of 100% of such Class of Notes, or (iii) reduce the percentage of any Class of Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of such Class of Notes.

     (c) It shall not be necessary for the consent of Securityholders under this
Section 12.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Issuer shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities under this Agreement.

     Section 12.03 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected


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

by the Servicer at the Securityholders' expense on direction of the Majority Securityholders but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or is necessary for the administration or servicing of the Loans.

     Section 12.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 12.05 Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 12.06 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Issuer, _______________ Trust _______,
____________________________________________
__________________________________________,  Attention:______________,  or  such other address as may hereafter be furnished to the Securityholders and the other parties hereto, (ii) in the case of the Depositor and the Servicer, [ADDRESS],
Attention: _____________, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Servicer or the Depositor, (iii) in the case of the Indenture Trustee or Co-Owner Trustee, ____________________________________, ___________________, _______________
_________________________, Attention: _______________________________,  and (iv)
in the case of the Securityholders, as set forth in the applicable Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Securityholders shall be effective upon mailing or personal delivery.

     Section 12.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 12.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

     Section 12.09 Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

     Section 12.10 Successors and Assigns.


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

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Issuer and the Securityholders and their respective successors and permitted assigns.

     Section 12.11 Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 12.12 Actions of Securityholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer or the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Issuer if made in the manner provided in this
Section 12.12.

     (b) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Depositor, the Servicer or the Issuer deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind every holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) The Depositor, the Servicer or the Issuer may require additional proof of any matter referred to in this Section 12.12 as it shall deem necessary.

     Section 12.13 Reports to Rating Agencies.

     (a) The Servicer shall provide or cause the Indenture Trustee to provide or cause to be provided to each Rating Agency copies of statements, reports and notices, to the extent received or prepared in connection herewith, as follows:

          (i) copies of amendments to this Agreement;

          (ii) notice of any substitution or repurchase of any Loans;

          (iii) notice of any termination, replacement, succession, merger or consolidation of either the Servicer, any Custodian or the Issuer;

          (iv) notice of final payment on the Notes;

          (v) notice of any Event of Default;

          (vi) copies of the annual independent auditor's report delivered pursuant to Section 7.5, and copies of any compliance reports delivered by the Servicer hereunder including Section 7.4; and

          (vii) copies of any Distribution Statement pursuant to Section 6.1(b).

     (b) With respect to the requirement of the Indenture Trustee to provide statements, reports and notices to the Rating Agencies such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to [Moody's, 99 Church Street, New York, New York 10007,
Attention: [___________],] (ii) and if to [Fitch, One State Street Plaza, New York, NY 10004, Attention: [__________________].]

     Section 12.14 Holders of the Residual Interests.

     (a) Any sums to be distributed or otherwise paid hereunder or under the Trust Agreement to the holders of the Residual Interests shall be paid to such holders pro rata based on their percentage holdings in the Residual Interests;

     (b) Where any act or event hereunder is expressed to be subject to the consent or approval of the holders of the Residual Interests, such consent or approval shall be capable of being given by the Majority Residual Interestholder.

     IN WITNESS WHEREOF, the Servicer, the Issuer, the Indenture Trustee, the Co-Owner Trustee and the Depositor have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this SALE AND SERVICING AGREEMENT.

                                     _______________  TRUST ____________,
                                     BY:  ______________________________, NOT IN
                                     ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER
                                     TRUSTEE

                                     BY: ___________________________________
                                     NAME:
                                     TITLE:

                                     _______________________, AS SERVICER

                                     BY: ___________________________________
                                     NAME:________________________________
                                     TITLE: ________________________________

                                     RESIDENTIAL ASSET FUNDING CORPORATION,
                                     AS DEPOSITOR

                                     BY: ___________________________________
                                     NAME:________________________________
                                     TITLE: ________________________________

                                     ______________________________________ , AS
                                     INDENTURE TRUSTEE AND CO-OWNER TRUSTEE

                                     BY: ___________________________________
                                     NAME:________________________________
                                     TITLE: ________________________________

THE STATE OF DELAWARE      )
                                )
COUNTY OF NEW CASTLE       )

     BEFORE ME, the undersigned authority, a notary public, on this day personally appeared __________________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said ______________________________, not in its individual capacity but in its capacity as owner trustee of _______________ TRUST __________as Issuer, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN  UNDER  MY HAND  AND  SEAL OF  OFFICE,  this  ___th  day of  _______,
________.

                                     __________________________________________
                                     Notary Public in the State of Delaware

STATE OF _______________

COUNTY OF ______________

     On  _________________,  _____,  before me,  _____________________  a Notary
Public in and for said County and State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.



                                     __________________________________________
                                     Notary Public

STATE OF __________________

COUNTY OF ________________

     On _________________,  ______, before me ________________,  a Notary Public in and for said County and State, personally appeared ____________________., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.



                                     __________________________________________
                                     Notary Public

STATE OF _________________

COUNTY OF _______________

     On  _________________,  _______________,  before me  __________________,  a
Notary   Public  in  and  for  said  County  and  State,   personally   appeared
_________________., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.



                                     __________________________________________
                                     Notary Public

STATE OF _______________

COUNTY OF _____________

     On _________________,  ____________, before me _________________,  a Notary
Public in and for said County and State, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.



                                     __________________________________________
                                     Notary Public

                                   EXHIBIT A

                               SCHEDULE OF LOANS

                                   EXHIBIT B

                                    RESERVED

                                   EXHIBIT C

                 INDENTURE TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT

     ______________________________________,   in  its   capacity  as  Indenture
Trustee under that certain Sale and Servicing Agreement, dated as of _________________ among _______, the Depositor, the Indenture Trustee and the Issuer (the "Sale and Servicing Agreement"), hereby acknowledges receipt by it in good faith without notice of adverse claims, of the Debt Instruments and, in accordance with Section 2.6 of the Sale and Servicing Agreement, acknowledges receipt of the remaining contents of the Indenture Trustee's Loan Files, in each case delivered to the Indenture Trustee on the Subsequent Transfer Date except, in each case, with respect to the list of exceptions attached hereto and declares that it holds and will hold such documents and the other documents delivered to it constituting the Indenture Trustee's Loan Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Estate" that are delivered to it, in trust for the exclusive use and benefit of all present and future Securityholders. The Indenture Trustee has made no independent examination of any such documents beyond the review specifically required in the Sale and Servicing Agreement. The Indenture Trustee makes no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, recordability or genuineness of any document in the Indenture Trustee's Loan Files or of any such Loan or (ii) the collectability, insurability, effectiveness or suitability of any Loan.

     The Schedule of Loans is attached to this Acknowledgment of Receipt.

     Capitalized terms used herein and not defined shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

                                              ______________________________, as
                                              Indenture Trustee

                                              By: ______________________________
                                              Name:
                                              Title:

Dated: __________________

                                   EXHIBIT D

              REQUEST FOR RELEASE OF INDENTURE TRUSTEE'S LOAN FILE

                                     [Date]

To:      _________________________________________________, as Custodian

         ______________________________

         ______________________________

         Attn: ________________________________

Re: Custodial Agreement dated as of ________________ (the "Custodial Agreement"), among HOME EQUITY SECURITIZATION CORP., as Depositor and
     Servicer,          _______________________,          as          Custodian,
     __________________________________,     as     Indenture     Trustee    and
     _______________ TRUST ______, as Issuer

     In connection with the Indenture Trustee's Loan Files held by ____________________ _________________________, as the Custodian, we request the release, and acknowledge receipt, of the Indenture Trustee's Loan File for the Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:



Loan Number:



Reason for Requesting Documents (check one)

___ 1          Loan  Paid  in  Full.  Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.

___ 2.         (a) Loan in foreclosure or another method of liquidation pursuant to Section 4.2 of the Sale and Servicing Agreement.

               (b) Loan subject to documentation corrections for errors and ambiguities. Servicer hereby certifies that the Indenture Trustee's Loan File released pursuant to this Request for Release of the Indenture Trustee's Loan
File  has  errors  or  ambiguities   that  require   correction  and  that  such
documentation shall be corrected in a prompt manner and returned to the Custodian in accordance with the Sale and Servicing Agreement.

___ 3.         Loan repurchased  or substituted pursuant to Article II or III of the Sale and Servicing Agreement. Servicer hereby certifies that the Purchase Price or Substitution Adjustment has been credited to the Collection Account.

___ 4.         Loan Liquidated.  Servicer hereby certifies that all  proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.

___ 5.         Loan  repurchased  pursuant  to  Section  11.2  of  the  Sale and
Servicing Agreement.

     If box 1 or 4 above is checked, and if the Indenture Trustee's Loan File was previously released to us, please release to us our previous receipt on file with you relating to the above specified Loan.


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

     If box 2,3 or 5 above is checked, upon our return of all of the above Indenture Trustee's Loan File to ________________, as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

     Capitalized words used and not otherwise defined herein have the meanings assigned to them in the Custodial Agreement.

                                   _____________________________,
                                   as Servicer

                                   By: ___________________________________

                                   Name: _________________________________

                                   Title: ________________________________

                                   Date: _________________________________


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

_____________________________________,
as Indenture Trustee

By: ___________________________________
Name: _________________________________
Title: ________________________________

Receipt of documents returned to Custodian:

_____________________________________,
as Custodian

By: ___________________________________
Name: _________________________________
Title: ________________________________

                                   EXHIBIT E

                   FORM OF INDENTURE TRUSTEE'S CERTIFICATION

                                                       _________________________

ADDRESS

Attention:  _____________

Re: Sale and Servicing Agreement, dated as of ___________________ among First Union Asset Backed Securites, Inc., and _______________________________;
     _______________ Trust, Series ______ Loan Asset-Backed Notes

Ladies and Gentlemen:

     This certification is being delivered to you in accordance with Section 2.6 of the above-captioned Sale and Servicing Agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Sale and Servicing Agreement.

     The Indenture Trustee hereby certifies that it has reviewed the Indenture Trustee's Loan Files with respect to the Loans listed in the related Loan Schedule, and that except as noted on the list of exceptions attached hereto and without making any determination as to whether any Indenture Trustee's Loan File includes any of the documents specified in Section 2.5 of the Sale and Servicing Agreement, as to each Loan listed in the Loan Schedule, (1) all documents constituting part of each such Indenture Trustee's Loan File required to be delivered to it pursuant to the Sale and Servicing Agreement are in its possession, (2) such documents have been reviewed by it and appear to have been properly executed and regular on their face and to relate to such Loan and (3) based on its examination and only as to the foregoing documents, the information set forth in the Loan Schedule relating to such Loans which corresponds to items
(i), (ii) and (iv)-(viii) of the definition of "Loan Schedule" accurately reflects information set forth in the Indenture Trustee's Loan File.

     The Indenture Trustee has made no independent examination of any documents contained in each Indenture Trustee's Loan File beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a Responsible Officer or genuineness of any of the documents contained in any Indenture Trustee's Loan File of any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan or (iii) the existence of any document specified in clause (v) of Section 2.5(a) of the Sale and Servicing Agreement. Pursuant to the terms of the Sale and Servicing Agreement, the scope of the Indenture Trustee's review of the items delivered to the Indenture Trustee pursuant to Section 2.5 of the Sale and Servicing Agreement was limited solely to confirming that the documents listed in such Section 2.5 have been executed and received, relate to the Loan in the Loan Schedule and conform as to borrower, loan number and address to the correlative information set forth in the Loan Schedule.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                    ______________________________________
                                    ______________________, as Indenture Trustee


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                   EXHIBIT E

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

                                                              ____________, ____

     SUBSEQUENT TRANSFER AGREEMENT (the "Agreement") by and among _____________________________, as owner trustee (the "Owner Trustee"),
__________________  ("____________"),  Residential Asset Funding Corporation,
a North Carolina. corporation (the "Depositor") and ___________________________, as indenture trustee and co-owner trustee under the Indenture (in such capacities, the "Indenture Trustee" and the "Co-Owner Trustee," respectively).

     Reference is hereby made to the Sale and Servicing Agreement (the "Sale and
Servicing   Agreement")   dated   as   of   ___________________________,   among
_______________ Trust ________________, _________, the Depositor, the Indenture
Trustee and the Co-Owner Trustee.

     WHEREAS, the Depositor wishes to sell the Subsequent Loans set forth in Schedule A hereto to the Issuer, and the Issuer wishes to purchase such Subsequent Loans and to pledge such Subsequent Loans to the Indenture Trustee, all in accordance with the provisions of the Sale and Servicing Agreement and the Indenture;

     NOW, THEREFORE, the Depositor, _________, the Owner Trustee, the Indenture Trustee and the Co-Owner Trustee hereby agree as follows:

     Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement.

     Section 2. Subsequent Loans. Schedule A attached hereto sets forth the Subsequent Loans being transferred hereby by the Depositor to the Issuer having an aggregate principal balance of $_______________________ as of ______________,
_______ (the "Subsequent Cutoff Date").

     Section 3. Transfer of Subsequent Loans to the Issuer. Pursuant to and upon the representations, warranties and agreements on the part of the Depositor in the Sale and Servicing Agreement and in consideration of the purchase price of $_______________________, the Depositor does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of ______ in and to the Subsequent Loans and all monies received thereon on or after the Subsequent Cutoff Date, together with the related Subsequent Loans and the interest in any property which secured a Subsequent Loan, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and proceeds of all the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of ______ to the Mortgagors, insurers or any other person in connection with the Subsequent Loans, the Indenture Trustee's Loan Files, any insurance policies or any agreement or instrument relating to any of them.

     Section 4. Withdrawal from the Pre-Funding Account. Pursuant to Section 5.5 of the Sale and Servicing Agreement, the Indenture Trustee shall withdraw $_____________________ from the Pre-Funding Account to pay to the Depositor.

     Section 5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 7. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

*     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Subsequent Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

                                      _______________  TRUST ____________,
                                     BY:  ______________________________, NOT IN
                                     ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER
                                     TRUSTEE

                                     BY: ___________________________________
                                     NAME:
                                     TITLE:

                                     _______________________, AS SERVICER

                                     BY: ___________________________________
                                     NAME:________________________________
                                     TITLE: ________________________________

                                     RESIDENTIAL ASSET FUNDING CORPORATION,
                                     AS DEPOSITOR

                                     BY: ___________________________________
                                     NAME:________________________________
                                     TITLE: ________________________________

                                     ______________________________________ , AS
                                     INDENTURE TRUSTEE AND CO-OWNER TRUSTEE

                                     BY: ___________________________________
                                     NAME:________________________________
                                     TITLE: ________________________________

                                                                   SCHEDULE A TO

                                                   SUBSEQUENT TRANSFER AGREEMENT


                          SCHEDULE OF SUBSEQUENT LOANS

                                   EXHIBIT F

                  FORM OF INDENTURE TRUSTEE'S EXCEPTION REPORT

                                                                         , 199__

ADDRESS
Attention:  __________

Re: Sale and Servicing Agreement, dated as of _______________, Home Equity Securitization Corp., and _________________________; _______________ Trust,
     Series ________ Loan Asset Backed Notes

Ladies and Gentlemen:

     In accordance with Section 2.6 of the above-referenced Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby sets forth an updated exception report from the previous Indenture Trustee's Certification issued [INSERT DATE].

     The Indenture Trustee has made no independent examination of any documents contained in each Indenture Trustee's Loan File beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a Responsible Officer, or genuineness of any of the documents contained in each Indenture Trustee's Loan File of any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan or (iii) the existence of any document specified in clause (v) of Section 2.5(a) of the Sale and Servicing Agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                    ______________________________________
                                    ______________________, as Indenture Trustee


                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                   EXHIBIT G

                                 TRUST RECEIPT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS ....................................................    1
     Section 1.01      Definitions. .......................................    1
     Section 1.02      Other Definitional Provisions ......................   22

ARTICLE II. CONVEYANCE OF THE LOANS .......................................   23
     Section 2.01      Conveyance of the Loans ............................   23
     Section 2.02      Intended Characterization; Grant of Security Interest  23
     Section 2.03      Ownership and Possession of Indenture Trustee's Loan
                       Files  .............................................   23
     Section 2.04      Books and Records  .................................   24
     Section 2.05      Delivery of Loan Documents .........................   24
     Section 2.06      Acceptance by Indenture Trustee of the Loans;
                       Certain Substitutions; Initial Certification by
                       Indenture Trustee or Custodian .....................   27
     Section 2.07      Subsequent Transfers ...............................   28

ARTICLE III. REPRESENTATIONS AND WARRANTIES ...............................   31
     Section 3.01      Representations and Warranties of the Depositor ....   31
     Section 3.02      Representations, Warranties and Covenants of the
                       Servicer ...........................................   33
     Section 3.03      Representations and Warranties regarding Individual
                       Loans ..............................................   35
     Section 3.04      Purchase and Substitution ..........................   44

ARTICLE IV. ADMINISTRATION AND SERVICING OF THE LOANS .....................   47
     Section 4.01      Duties of the Servicer .............................   47
     Section 4.02      Liquidation of Loans; Defaulted Loans ..............   48
     Section 4.03      Fidelity Bond; Errors and Omission Insurance .......   49
     Section 4.04      Title, Management and Disposition of Foreclosure
                       Property ...........................................   49
     Section 4.05      Access to Certain Documentation and Information
                       Regarding the Loans ................................   51
     Section 4.06      Subservicing .......................................   51
     Section 4.07      Successor Servicers ................................   52
     Section 4.08      Maintenance of Hazard Insurance; Property Protection
                       Expenses ...........................................   53
     Section 4.09      Maintenance of Mortgage Impairment Insurance Policy    53
     Section 4.10      Reports to the Securities and Exchange Commission ..   54
     Section 4.11      Payment of Taxes, Insurance and Other Charges ......   54
     Section 4.12      Filing of Continuation Statements ..................   54

ARTICLE V. ESTABLISHMENT OF TRUST ACCOUNTS ................................   56

     Section 5.01      Collection Acount and Note Distribution Account ....   56
     Section 5.02      Certificate Distribution Account and Distributions
                       on the Notes .......................................   59
     Section 5.03      Trust Accounts; Trust Account Property .............   60
     Section 5.04      Allocation of Losses ...............................   63
     Section 5.05      Pre-Funding Account ................................   63
     Section 5.06      Capitalized Interest Account .......................   63

ARTICLE VI. STATEMENTS AND REPORTS; SPECIFICATION OF TAX MATTERS ..........   65
     Section 6.01      Statements .........................................   65
     Section 6.02      Reports of Foreclosure and Abandonment of
                       Mortgaged Property .................................   68
     Section 6.03      Specification of Certain Tax Matters ...............   68

ARTICLE VII. GENERAL SERVICING PROCEDURE ..................................   69

     Section 7.01      Assumption Agreements ..............................   69
     Section 7.02      Satisfaction of Mortgages and Release of Indenture
                       Trustee's Loan Files ...............................   69
     Section 7.03      Servicing Compensation .............................   70
     Section 7.04      Statement as to Compliance and Financial Statements.   71

     Section 7.05      Independent Public Accountants' Servicing Report ...   71
     Section 7.06      Right to Examine Servicer Records ..................   72
     Section 7.07      Reports to the Indenture Trustee; Collection
                       Account Statements .................................   72

ARTICLE VIII. REPORTS TO BE PROVIDED BY SERVICER ..........................   73
     Section 8.01      Financial Statements ...............................   73

ARTICLE IX. THE SERVICER ..................................................   74
     Section 9.01      Indemnification; Third Party Claims ................   74
     Section 9.02      Merger or Consolidation of the Servicer ............   75
     Section 9.03      Limitation on Liaiblity of the Servicer and Others .   75
     Section 9.04      Servicer Not to Resign; Assignment .................   76
     Section 9.05      Relationship of Servicer to Issuer and the Indenture
                       Trustee ............................................   76
     Section 9.06      Servicer May Own Notes .............................   76

ARTICLE X. DEFAULT ........................................................   77
     Section 10.01     Events of Default ..................................   77
     Section 10.02     Indenture Trustee to Act; Appointment of Successor .   78
     Section 10.03     Waiver of Defaults .................................   79
     Section 10.04     Accounting Upon Termination of Servicer ............   79

ARTICLE XI. TERMINATION ...................................................   81
     Section 11.01     Termination ........................................   81
     Section 11.02     Optional Termination ...............................   81
     Section 11.03     Notice of Termination ..............................   81

ARTICLE XII. MISCELLANEOUS PROVISIONS .....................................   82
     Section 12.01     Acts of Securityholders ............................   82
     Section 12.02     Amendment ..........................................   82
     Section 12.03     Recordation of Agreement ...........................   82
     Section 12.04     Duration of Agreement ..............................   83
     Section 12.05     Governing Law ......................................   83
     Section 12.06     Notices ............................................   83
     Section 12.07     Severability of Provisions .........................   83
     Section 12.08     No Partnership .....................................   83
     Section 12.09     Counterparts .......................................   83
     Section 12.10     Successors and Assigns .............................   83
     Section 12.11     Headings ...........................................   84
     Section 12.12     Actions of Securityholders .........................   84
     Section 12.13     Reports to Rating Agencies .........................   84
     Section 12.14     Holders of the Residual Interests ..................   85

EXHIBIT A - SCHEDULE OF LOANS .............................................   92

EXHIBIT B - RESERVED ......................................................   93

EXHIBIT C - INDENTURE TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT .................   94

EXHIBIT D - REQUEST FOR RELEASE OF INDENTURE TRUSTEE'S LOAN FILE ..........   95

EXHIBIT E - FORM OF INDENTURE TRUSTEE'S CERTIFICATION .....................   98

EXHIBIT E - FORM OF SUBSEQUENT TRANSFER AGREEMENT .........................  100

EXHIBIT F - FORM OF INDENTURE TRUSTEE'S EXCEPTION REPORT ..................  104

EXHIBIT G - TRUST RECEIPT .................................................  105